EXHIBIT 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND SUBSIDIARIES GUARANTY

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND SUBSIDIARIES GUARANTY, dated as of March 8, 2013 (collectively, this “First Amendment”), among LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation (“Holdings”), CRICKET COMMUNICATIONS, INC. (the “Borrower”), the C Term Loan Lenders (as defined below) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) and a Parity Lien Representative under, and as defined in, the Collateral Trust Agreement referred to below for the Credit Agreement (in such capacity, the “Secured Bank Debt Representative”) and for purposes of the amendment to the Subsidiaries Guaranty (as defined below) as described in Section 5 hereof, the Subsidiary Guarantors.

PRELIMINARY STATEMENTS

A. Holdings, Borrower, each lender from time to time party thereto (the “Lenders”), the Administrative Agent and the other agents and parties party thereto have entered into a Credit Agreement, dated as of October 10, 2012 (the “Credit Agreement”).

B. The Subsidiary Guarantors from time to time party thereto and the Administrative Agent have entered into a Subsidiaries Guaranty, dated as of October 10, 2012 (the “Subsidiaries Guaranty”).

C. The Borrower, the Guarantors (as defined therein) from time to time party thereto, the Secured Bank Debt Representative, Wilmington Trust FSB, as Trustee and Collateral Trustee (the “Collateral Trustee”), and the other parties thereto have entered into a Collateral Trust Agreement, dated as of June 5, 2009 (as amended, supplemented and/or otherwise modified prior to the date hereof, the “Collateral Trust Agreement”).

D. The Borrower desires to, among other things, borrow up to $1,425,000,000 of C Term Loans (as defined in the Credit Agreement as amended hereby) in the form of Incremental Term Loans made pursuant to, and in accordance with the terms of, Section 2.14 of the Credit Agreement and this First Amendment.

E. The Borrower has requested that the C Term Loan Lenders provide C Term Loan Commitments and make C Term Loans on the terms and conditions set forth in Section 2.14 of the Credit Agreement and this First Amendment.

F. The Borrower wishes (i) to effect an Incremental Amendment to the Credit Agreement as contemplated by Sections 2.14 and 12.12(f) of the Credit Agreement to enable the Borrower to obtain C Term Loan Commitments and incur C Term Loans, (ii) to make certain other changes to the Credit Agreement and the Subsidiaries Guaranty and (iii) to seek authorization to effect certain amendments to the Collateral Trust Agreement, in each case, as more fully provided herein.

G. The Administrative Agent and the C Term Loan Lenders (who, for purposes of clarification, constitute the Required Lenders as determined immediately after the occurrence of the First Amendment Effective Date referred to below) have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement and the Subsidiaries Guaranty (and, in the case of the C Term Loan Lenders, to authorize certain amendments to the Collateral Trust Agreement), in each case as set forth below.

H. Each of Deutsche Bank Securities Inc. (“DBSI”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), UBS Securities LLC (“UBS”) and Citigroup Global Markets Inc. (“Citi”) shall act as joint lead arrangers and joint book running managers (DBSI, MLPFS, UBS and Citi, together in such capacity, the “Lead Arrangers”) with respect to this First Amendment and the C Term Loans provided for hereunder.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms not otherwise defined in this First Amendment have the same meanings as specified in the Credit Agreement or, if not defined therein, the Credit Agreement as modified by this First Amendment.

SECTION 2. Initial Amendments to Credit Agreement. (a) Effective as of the First Amendment Effective Date, and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended to (i) incorporate the changes reflected in the redlined version of the Credit Agreement attached hereto as Annex A, (ii) add new Exhibit B-1 to the Credit Agreement in the form attached hereto as Annex B and (iii) amend and supplement Schedule 1.01 (a) to the Credit Agreement as set forth on Schedule 1 hereto; provided that the Reporting and Technical Amendments (as defined below) shall become effective on the C Term Borrowing Date.

(b) On the First Amendment Effective Date, each Person executing this First Amendment in its capacity as a C Term Loan Lender shall become a “Lender” under the Credit Agreement (as amended hereby) and shall be bound by the provisions of the Credit Agreement as a Lender holding C Term Loan Commitments and, after the C Term Borrowing Date, C Term Loans.

SECTION 3. Amendments to Exhibit B to Credit Agreement. Effective as of the First Amendment Effective Date, and subject to the terms and conditions set forth herein, Exhibit B to the Credit Agreement is hereby amended by (i) deleting each reference to “Term Loan” appearing therein and inserting the text “B Term Loan” in lieu thereof, (ii) deleting each reference to “Term Note” appearing therein and inserting the text “B Term Note” (or, in the case of the title thereto, “B TERM NOTE”) in lieu thereof and (iii) deleting each reference to “Term Loan Maturity Date” appearing therein and inserting the text “B Term Loan Maturity Date” in lieu thereof.

SECTION 4. Additional Amendments to Credit Agreement. Effective as of the Secured Note Redemption Date (as defined below), and subject to the terms and conditions set forth herein, the Credit Agreement is hereby further amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“ECP” shall have the meaning assigned to such term in the definition of Excluded Swap Obligation.

“Excluded Swap Obligation” shall mean, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any

Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (each an “ECP”) at the time the Guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or the grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(b) The definition of “Guaranteed Obligations” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “(other than Excluded Swap Obligations)” immediately after the text “(even if such Lender subsequently ceases to be a Lender under this Agreement for any reason)” appearing in such definition.

(c) The definition of “Obligations” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding anything to the contrary contained herein or in any other Credit Document, in no event will the Obligations include any Excluded Swap Obligations.”

SECTION 5. Amendments to Subsidiaries Guaranty. Effective as of the Secured Note Redemption Date, and subject to the terms and conditions set forth herein, the Subsidiaries Guaranty is hereby amended as follows:

(a) Section 1(a)(ii) of the Subsidiaries Guaranty is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding anything to the contrary contained herein or in any other Credit Document, in no event will the Guaranteed Obligations include any Excluded Swap Obligations.”

(b) The Subsidiaries Guaranty is hereby further amended by inserting the following new Section 24 immediately after Section 23 thereof:

“24. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under the guarantee contained herein in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this

Section 24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 24, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 24 shall remain in full force and effect until the discharge of the Guaranteed Obligations in full. Each Qualified ECP Guarantor intends that this Section 24 constitute, and this Section 24 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”.

SECTION 6. Amendments to Collateral Trust Agreement. Effective as of the Secured Note Redemption Date, and subject to the terms and conditions set forth herein, the C Term Loan Lenders hereby authorize the Secured Bank Debt Representative to direct the Collateral Trustee (and by execution hereof, direct the Collateral Trustee, such direction to constitute an Act of Required Debtholders (as defined in the Collateral Trust Agreement)) to enter into an amendment to the Collateral Trust Agreement, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, in order to effectuate the following amendments and any other such amendments necessary to implement the following amendments:

(a) The definition of “Hedging Obligations” appearing in Section 1.1 of the Collateral Trust Agreement shall be amended by inserting the following sentence at the end of said definition:

“Notwithstanding anything to the contrary contained herein or in any other Secured Debt Document, in no event will the Hedging Obligations include any Excluded Swap Obligations.”

(b) The definition of “Parity Lien Obligations” appearing in Section 1.1 of the Collateral Trust Agreement shall be amended by inserting the following sentence at the end of said definition:

“Notwithstanding anything to the contrary contained herein or in any other Parity Lien Document, in no event will the Parity Lien Obligations include any Excluded Swap Obligations.”

(c) Section 1.1 of the Collateral Trust Agreement shall be further amended by inserting the following new definitions in the appropriate alphabetical order:

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“ECP” shall have the meaning assigned to such term in the definition of Excluded Swap Obligation.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Secured Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (each, an “ECP”) at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(d) The definition of “Hedging Obligations” appearing in Section 1.1 of the Exhibit D to the Collateral Trust Agreement (the “Form of Intercreditor Agreement”) shall be amended by inserting the text “; provided that, notwithstanding anything to the contrary contained herein or in any other Secured Debt Document or Priority Lien Document, in no event will the Hedging Obligations include any Excluded Swap Obligations” immediately before the period “(.)” at the end of said Section.

(e) The definition of “Secured Debt Obligations” appearing in Section 1.1 of the Form of Intercreditor Agreement shall be amended by inserting the following sentence at the end of said Section:

“Notwithstanding anything to the contrary contained herein or in any other Secured Debt Document, in no event will the Secured Debt Obligations include any Excluded Swap Obligations.”

(f) The definition of “Priority Lien Obligations” appearing in Section 1.1 of the Form of Intercreditor Agreement shall be amended by inserting the following sentence at the end of said Section:

“Notwithstanding anything to the contrary contained herein or in any other Priority Lien Document, in no event will the Priority Lien Obligations include any Excluded Swap Obligations.”

(g) Section 1.1 of the Form of Intercreditor Agreement shall be further amended by inserting the following new definitions in the appropriate alphabetical order:

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“ECP” shall have the meaning assigned to such term in the definition of Excluded Swap Obligation.

“Excluded Swap Obligation” shall mean, with respect to any Grantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Grantor of, or the grant by such Grantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Grantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (each, an “ECP”) at the time the guarantee of such Grantor or the grant of such security interest becomes effective with respect to such related Swap

Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Swap Obligation” means, with respect to any Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

SECTION 7. Conditions to Effectiveness of First Amendment. (i) Sections 1, 2, 3, 8, 9 and 10, of this First Amendment shall become effective on the date (the “First Amendment Effective Date”) when each of the conditions set forth in this Section 7(i) shall have been satisfied (which, in the case of clause (b) below, may be satisfied concurrently with the occurrence of the First Amendment Effective Date):

(a) Execution of Documents. The Administrative Agent shall have received a copy of (i) this First Amendment, duly executed and delivered by Holdings, the Borrower, the Subsidiary Guarantors and each Lender with a C Term Loan Commitment (as set forth on Schedule 1 attached hereto) on the First Amendment Effective Date (the “C Term Loan Lenders”) and (ii) a Consent and Reaffirmation, in the form attached hereto as Annex C, duly executed and delivered by each Subsidiary Guarantor, the Borrower and Holdings.

(b) Payment of Fees and Expenses. The Borrower shall have paid all reasonable and documented in reasonable detail out-of-pocket costs and expenses of the Administrative Agent and the Lead Arrangers (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the preparation, execution, delivery, syndication and administration of this First Amendment, as applicable, or as otherwise required to be paid in connection with this First Amendment, in each case, to the extent invoiced on or prior to the First Amendment Effective Date.

(c) No Default or Event of Default. On the First Amendment Effective Date (both before and after giving effect thereto), no Default pursuant to Section 10.01 or 10.05 of the Credit Agreement or Event of Default shall have occurred and be continuing.

(d) Representations and Warranties. All representations and warranties contained in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made as of the First Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date).

(e) Aggregate Proceeds. The aggregate amount of all C Term Loan Commitments made available pursuant to Section 2.14 of the Credit Agreement (as amended hereby) shall not exceed the greater of (x) $400 million, and (y) an amount such that the Senior Secured Net Leverage Ratio as of the last day of the most recently ended Four Quarter Period, on a Pro Forma Basis after giving effect to the incurrence of C Term Loans evidenced thereby (and the use of proceeds thereof to effect the 2013 Refinancing), does not exceed 3.50:1.00.

(f) Officer’s Certificate. Holdings shall have delivered to the Administrative Agent and each Lender a certificate executed by an Authorized Officer of Holdings, (A) certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (c) through (d), inclusive, and (B) containing the calculations (in reasonable detail) required by the preceding clause (e).

(g) Secretary’s Certificates; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate from each Credit Party, dated the First Amendment Effective Date, signed by an Authorized Officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, together with (i) copies of the certificate of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Credit Party (or a certification that no changes thereto have occurred since the Initial Borrowing Date) and the resolutions of such Credit Party relating to the obtaining of C Term Loan Commitments and the incurrence of C Term Loans, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent and (ii) good standing certificates (or equivalent documents) from the applicable Governmental Authority of the respective jurisdiction of organization of each Credit Party dated as of a recent date prior to the First Amendment Effective Date.

(h) Legal Opinion. The Administrative Agent shall have received from Latham & Watkins LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent and each of the Lenders and dated the First Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.

Notwithstanding anything to the contrary herein or in the Credit Agreement, the parties hereto acknowledge and agree that the modifications to the definitions of “LIBO Rate” and “Tranche” contained in Section 1.01 of the Credit Agreement and to Sections 4.02(c) and 8.01 of the Credit Agreement, in each case effected pursuant to Section 2(a) hereof (such modifications, collectively, the “Reporting and Technical Amendments”), shall in each case not become effective until the C Term Borrowing Date.

(ii) The amendments and authorizations contained in Sections 4, 5 and 6 of this First Amendment shall become effective on the date (the “Secured Note Redemption Date”) when each of the following conditions shall have been satisfied: (i) the First Amendment Effective Date and the C Term Borrowing Date shall have occurred and (ii) the Secured Notes and all related obligations shall have been redeemed in full in accordance with the terms of the Indenture.

SECTION 8. Reference to and Effect on the Credit Agreement and the Credit Documents.

(a) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this First Amendment on the First Amendment Effective Date. On and after the Secured Note Redemption Date, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this First Amendment on the Secured Note Redemption Date, and (ii) each reference to the “Subsidiaries Guaranty” in the Credit Documents shall mean and be a reference to the Subsidiaries Guaranty as amended by this First Amendment on the Secured Note Redemption Date. This First Amendment shall constitute a Credit Document for all purposes of the Credit Agreement and the other Credit Documents.

(b) The Credit Agreement and each of the other Credit Documents, as specifically amended by this First Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security

Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Credit Documents (including all C Term Loans), in each case, as amended by this First Amendment.

(c) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a modification, acceptance or waiver of any other provision of any of the Credit Documents.

SECTION 9. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this First Amendment.

SECTION 10. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEAP WIRELESS INTERNATIONAL, INC., as Holdings

By: /s/ S. Douglas Hutcheson
Name:	S. Douglas Hutcheson
Title:	CEO

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CRICKET COMMUNICATIONS, INC. CREDIT AGREEMENT]

CRICKET COMMUNICATIONS, INC., as Borrower

By: /s/ S. Douglas Hutcheson
Name:	S. Douglas Hutcheson
Title:	CEO

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CRICKET COMMUNICATIONS, INC. CREDIT AGREEMENT]

For purposes of Section 5 only:

CRICKET LICENSE COMPANY, LLC, as Subsidiary Guarantor

By: /s/ S. Douglas Hutcheson
Name:	S. Douglas Hutcheson
Title:	CEO

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CRICKET COMMUNICATIONS, INC. CREDIT AGREEMENT]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent, as Secured Bank Debt Representative and as a C Term Loan Lender

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

By:	/s/ Benjamin Souh
Name:	Benjamin Souh
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CRICKET COMMUNICATIONS, INC. CREDIT AGREEMENT]

BANK OF AMERICA, N.A.,
as a C Term Loan Lender

By:	/s/ John Pantalena
Name:	John Pantalena
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CRICKET COMMUNICATIONS, INC. CREDIT AGREEMENT]

UBS LOAN FINANCE LLC,
as a C Term Loan Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director
Banking Products Services, US

/s/ Joselin Fernandes
Joselin Fernandes
Associate Director Banking Products Services, US

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CRICKET COMMUNICATIONS, INC. CREDIT AGREEMENT]

CITICORP NORTH AMERICA, INC.
as a C Term Loan Lender

By:	/s/ Ross MacIntyre
Name:	Ross MacIntyre
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CRICKET COMMUNICATIONS, INC. CREDIT AGREEMENT]

ANNEX A

REDLINE VERSION OF

CREDIT AGREEMENT AS AMENDED BY AMENDMENT NO. 1

[Attached]

CREDIT AGREEMENT

among

CRICKET COMMUNICATIONS, INC.,

as Borrower

LEAP WIRELESS INTERNATIONAL, INC.,

as Holdings

VARIOUS LENDERS,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as ADMINISTRATIVE AGENT

and

BANK OF AMERICA, N.A.,

as SYNDICATION AGENT

Dated as of

October 10, 2012

DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED, and UBS SECURITIES, LLC

as JOINT LEAD ARRANGERS and JOINT BOOK RUNNERS

TABLE OF CONTENTS

Page
SECTION 1.	Definitions and Accounting Terms	~~1~~2

1.01	Defined Terms	~~1~~2
1.02	Other Definitional Provisions	~~39~~38
1.03	Rounding	~~40~~39

SECTION 2.	Amount and Terms of Credit	~~40~~39

2.01	The Commitments	~~40~~39
2.02	Minimum Amount of Each Borrowing	~~41~~39
2.03	Notice of Borrowing	~~41~~40
2.04	Disbursement of Funds	~~41~~40
2.05	Notes	~~42~~41
2.06	Conversions	~~42~~41
2.07	Pro Rata Borrowings	~~43~~42
2.08	Interest	~~43~~42
2.09	Interest Periods	~~44~~43
2.10	Increased Costs, Illegality, etc.	~~45~~44
2.11	Compensation	~~46~~45
2.12	Change of Lending Office	~~47~~46
2.13	Replacement of Lenders	~~47~~46
2.14	Incremental Term Loans	~~48~~47
2.15	Loan Modification Offers	~~50~~49

SECTION 3.	Reductions of Commitment	~~51~~50

3.01	Mandatory Reduction of Commitments	~~51~~50
3.02	Voluntary Reduction of Commitments	51

SECTION 4.	Prepayments; Payments; Taxes	~~51~~51

4.01	Voluntary Prepayments	~~51~~51
4.02	Mandatory Repayments	~~52~~52
4.03	Method and Place of Payment	~~56~~56
4.04	Taxes	~~56~~57

SECTION ~~5.~~5A.	Conditions Precedent to Credit Events on the Initial Borrowing Date	~~60~~60

~~5.01~~5A.01	Effective Date; Notes	~~60~~60
~~5.02~~5A.02	Officer’s Certificate	~~60~~60
~~5.03~~5A.03	Opinions of Counsel	~~60~~60
~~5.04~~5A.04	Company Documents; Proceedings; etc.	~~60~~60
~~5.05~~5A.05	[Reserved]	~~60~~61
~~5.06~~5A.06	[Reserved]	~~60~~61
5A.07	[Reserved]	61
~~5.07~~5A.08	Adverse Change	~~60~~61
~~5.08~~5A.09	Litigation	~~61~~61
~~5.09~~5A.10	Subsidiaries Guaranty; Intercompany Subordination Agreement	~~61~~61

(i)

~~5.10~~5A.11	Security Documents	~~61~~61
~~5.11~~5A.12	Financial Statements; Projections	~~61~~61
~~5.12~~
5A.13	Solvency Certificate	~~61~~
~~5.13~~	~~Fees, etc.~~	~~61~~61
5A.14	Fees, etc.	62

SECTION 5B.	Conditions Precedent to Credit Events on the C Term Borrowing Date	62

5B.01	Notes	62
5B.02	Section 2.14(a) Conditions	62
5B.03	Solvency Certificate	62
5B.04	Fees, etc.	62

SECTION 6.	Conditions Precedent to All Credit Events	~~62~~63

6.01	No Default; Representations and Warranties	~~62~~63
6.02	Notice of Borrowing	~~62~~63

SECTION 7.	Representations, Warranties and Agreements	~~62~~63

7.01	Company Status	~~62~~64
7.02	Power and Authority	~~63~~64
7.03	No Violation	~~63~~64
7.04	Approvals	~~63~~64
7.05	Financial Statements; Financial Condition; Undisclosed Liabilities; Projections	~~64~~65
7.06	Litigation	~~64~~65
7.07	Accuracy of Information	~~64~~66
7.08	Use of Proceeds; Margin Regulations	~~65~~66
7.09	Tax Returns and Payments	~~65~~66
7.10	Compliance with ERISA	~~65~~66
7.11	Security Documents	~~66~~67
7.12	Properties	~~66~~67
7.13	Subsidiaries	~~66~~67
7.14	Compliance with Statutes, etc.	~~66~~67
7.15	Investment Company Act	~~66~~68
7.16	Environmental Matters	~~66~~68
7.17	Employment and Labor Relations	~~67~~68
7.18	Intellectual Property, etc.	~~67~~68

SECTION 8.	Affirmative Covenants	~~67~~68

8.01	Information Covenants	~~67~~69
8.02	Books, Records and Inspections; Annual Conference Calls	~~69~~70
8.03	Maintenance of Property; Insurance	~~70~~71
8.04	Existence	~~70~~71
8.05	Compliance with Statutes, etc.	~~70~~71
8.06	Payment of Obligations	~~70~~72
8.07	Use of Proceeds	~~70~~72
8.08	Collateral Matters	~~70~~72
8.09	Redemption of 10% Notes	~~72~~73

(ii)

SECTION 9.	Negative Covenants	~~72~~73

9.01	Restricted Payments	~~72~~73
9.02	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	~~75~~76
9.03	Incurrence of Indebtedness	~~76~~78
9.04	Asset Sales	~~79~~81
9.05	Transactions with Affiliates	~~80~~81
9.06	Liens	~~81~~83
9.07	Business Activities	~~81~~83
9.08	Designation of Restricted and Unrestricted Subsidiaries	~~81~~83
9.09	[Reserved.]	~~83~~84
9.10	Hedging Agreements	~~83~~84
9.11	Change in Fiscal Year	~~83~~85
9.12	Merger, Consolidation or Sale of Assets	~~83~~85
9.13	Successor Corporation Substituted	~~84~~86
9.14	Modifications of Debt Documents	~~84~~86

SECTION 10.	Events of Default	~~84~~86

10.01	Payments	~~84~~86
10.02	Representations, etc.	~~85~~86
10.03	Covenants	~~85~~86
10.04	Default Under Other Agreements	~~85~~86
10.05	Bankruptcy, etc.	~~85~~87
10.06	ERISA	~~85~~87
10.07	Security Documents	~~86~~87
10.08	Guaranties	~~86~~88
10.09	Judgments	~~86~~88
10.10	Change of Control	~~86~~88

SECTION 11.	The Administrative Agent	~~87~~88

11.01	Appointment	~~87~~88
11.02	Nature of Duties	~~87~~89
11.03	Lack of Reliance on the Administrative Agent	~~87~~89
11.04	Certain Rights of the Administrative Agent	~~88~~89
11.05	Reliance	~~88~~90
11.06	Indemnification	~~88~~90
11.07	The Administrative Agent in its Individual Capacity	~~88~~90
11.08	Holders	~~88~~90
11.09	Resignation by the Administrative Agent	~~89~~90
11.10	Collateral Matters and Release of Guaranties	~~89~~91
11.11	Delivery of Information	~~92~~94
11.12	Withholding	~~92~~94

SECTION 12.	Miscellaneous	~~92~~94

12.01	Payment of Expenses, etc.	~~92~~94
12.02	Right of Setoff	~~94~~96
12.03	Notices	~~94~~96
12.04	Benefit of Agreement; Assignments; Participations	~~95~~96

(iii)

12.05	No Waiver; Remedies Cumulative	~~99~~101
12.06	Payments Pro Rata	~~100~~101
12.07	Computations	~~100~~102
12.08	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	~~100~~102
12.09	Counterparts	~~101~~103
12.10	Effectiveness	~~101~~103
12.11	Headings Descriptive	~~102~~103
12.12	Amendment or Waiver; etc.	~~102~~103
12.13	Survival	~~104~~106
12.14	Domicile of Loans	~~104~~106
12.15	Register	~~104~~106
12.16	Confidentiality	~~105~~107
12.17	Lien Sharing and Priority Confirmation	~~106~~108
12.18	Patriot Act	~~106~~108
12.19	[Reserved.]	~~107~~108
12.20	Interest Rate Limitation	~~107~~108
12.21	Lender Action	~~107~~109

SECTION 13.	Holdings Guaranty	~~107~~109

13.01	Guaranty	~~107~~109
13.02	Bankruptcy	~~108~~109
13.03	Nature of Liability	~~108~~109
13.04	Independent Obligation	~~108~~110
13.05	Authorization	~~108~~110
13.06	Reliance	~~109~~111
13.07	Subordination	~~109~~111
13.08	Waiver	~~109~~111
13.09	Payments	~~110~~112
13.10	Maximum Liability	~~110~~112

(iv)

SCHEDULE 1.01(a)	Commitments
SCHEDULE 1.01(b)	Lender Addresses
SCHEDULE 7.13	Subsidiaries

EXHIBIT A-1	Form of Notice of Borrowing
EXHIBIT A-2	Form of Notice of Conversion/Continuation
EXHIBIT B	Form of B Term Note
EXHIBIT B-1	Form of C Term Note
EXHIBIT C-1	Form of U.S. Tax Compliance Certificate
EXHIBIT C-2	Form of U.S. Tax Compliance Certificate
EXHIBIT C-3	Form of U.S. Tax Compliance Certificate
EXHIBIT C-4	Form of U.S. Tax Compliance Certificate
EXHIBIT D	Form of Opinion of Latham & Watkins LLP, special counsel to the Credit Parties
EXHIBIT E	Auction Procedures
EXHIBIT F	Form of Subsidiaries Guaranty
EXHIBIT G	Form of Solvency Certificate
EXHIBIT H	Reserved
EXHIBIT I	Form of Assignment and Assumption Agreement
EXHIBIT J	Form of Intercompany Subordination Agreement

(v)

CREDIT AGREEMENT, dated as of October 10, 2012, among LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation (“Holdings”), CRICKET COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto from time to time, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent and DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and UBS SECURITIES LLC, as Joint Lead Arrangers. All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:

SECTION 1. Definitions and Accounting Terms.

1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“10% Notes” shall mean the Borrower’s 10% Senior Notes due 2015.

“2013 Refinancing” shall have the meaning provided in Section 7.08(a).

“Accepting Lenders” shall have the meaning provided in Section 2.15(a).

“Acquired Indebtedness” shall mean Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or merges with or into Holdings or any of its Restricted Subsidiaries or which is assumed by Holdings or any of its Restricted Subsidiaries in connection with an Asset Acquisition whether or not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition. The term “Acquired Indebtedness” does not include Indebtedness of a Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition.

“Additional Lender” shall have the meaning provided in Section 2.14(d).

“Adjusted Consolidated Net Income” shall mean, for any period, Consolidated Net Income for such period minus the Consolidated Net Income of any Designated Entity plus the sum of the amount of all non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and non-cash losses which were included in arriving at Consolidated Net Income for such period (in all cases excluding any such non-cash item to the extent it represents an accrual or reserve for potential cash items in any future period), less the amount of all non-cash gains and non-cash credits which were included in arriving at Consolidated Net Income for such period.

“Adjusted Consolidated Working Capital” shall mean, at any time, Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

“Administrative Agent” shall mean Deutsche Bank Trust Company Americas, in its capacity as Administrative Agent for the Lenders hereunder and under the other Credit Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

“Affiliate” of any specified Person shall mean (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (2) any executive officer or director of such specified Person or (3) any Designated Entity. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Affiliate Purchaser” shall mean any Credit Party except the Borrower.

“Affiliate Purchaser Assignment Agreement” shall mean with respect to any assignment to an Affiliate Purchaser pursuant to Section 12.04(g) hereof, an Assignment and Assumption Agreement substantially in the form of Annex C to the Auction Procedures (as may be modified from time to time as set forth in the definition of Auction Procedures).

“Affiliate Purchaser Assignment Effective Date” shall have the meaning provided in Section 12.04(g) hereof.

“Affiliate Purchaser Loan Purchase” shall mean any purchase of Term Loans by an Affiliate Purchaser pursuant to Section 12.04(g) hereof.

“Affiliate Transaction” shall have the meaning provided in Section 9.05.

“Affiliated Investor Fund” shall mean any investment fund which is an Affiliate of Holdings that extends credit or buys, holds or invests in loans, bonds or similar extensions of credit or securities in the ordinary course of business; provided that the investment policies of any such investment fund are not directly or indirectly controlled by Holdings or its Affiliates.

“Affiliated Lender” shall mean any Affiliate of the Borrower other than Holdings, the Borrower or any of their respective Subsidiaries.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

“Applicable Excess Cash Flow Percentage” shall mean, with respect to any Excess Cash Payment Date, 50%; provided that so long as no Event of Default is then in existence, if on the last day of the relevant Excess Cash Payment Period, the Total Net Leverage Ratio for the Four Quarter Period then most recently ended (as set forth in the officer’s certificate delivered (or required to be delivered) with respect to such Four Quarter Period pursuant to Section 8.01(e), is (i)(a) less than or equal to 4.50:1.00 and (b) greater than 4.00:1.00, then the Applicable Excess Cash Flow Percentage shall instead be 25% or (ii) less than or equal to 4.00:1.00, then the Applicable Excess Cash Flow Percentage shall instead be 0%.

“Applicable Loan Percentage” shall mean a fraction, expressed as a percentage, the numerator of which is the aggregate principal amount of ~~the~~all Loans then outstanding under this Agreement and the denominator of which is the aggregate principal amount then outstanding of Parity Lien Debt (as defined in the Collateral Trust Agreement).

“Applicable Margin” shall mean (i) in the case of B Term Loans, (x) for LIBOR Loans, 3.50% per annum and (y) for Base Rate Loans, 2.50% per annum and (ii) in the case of C Term Loans, (x) for LIBOR Loans, 3.50% per annum and (y) for Base Rate Loans, 2.50% per annum.

“Asset Acquisition” shall mean:

(1) an Investment by Holdings or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with Holdings or any of its Restricted Subsidiaries but only if such Person’s primary business is a Permitted Business,

(2) an acquisition by Holdings or any of its Restricted Subsidiaries of the property and assets of any Person other than Holdings or any of its Restricted Subsidiaries that constitute all or substantially all of a division, operating unit or line of business of such Person but only if the property and assets so acquired is a Permitted Business,

(3) an Investment by a Designated Entity in any other Person pursuant to which such Person shall (a) become a Subsidiary of such Designated Entity or (b) be merged into or consolidated with such Designated Entity, but, in the case of (a) or (b), only if such Person’s primary business is a Permitted Business, or

(4) an acquisition by a Designated Entity of the property and assets of any Person other than Holdings, any of its Restricted Subsidiaries or any other Designated Entity that constitute all or substantially all of a division, operating unit or line of business of such Person but only if the property and assets so acquired is a Permitted Business.

“Asset Disposition” shall mean the sale or other disposition by:

(1) Holdings or any of its Restricted Subsidiaries other than to Holdings or another Restricted Subsidiary of (a) all or substantially all of the Capital Stock of any Restricted Subsidiary or any Designated Entity or (b) all or substantially all of the assets that constitute a division, operating unit or line of business of Holdings or any of its Restricted Subsidiaries, or

(2) a Designated Entity other than to Holdings, any of its Restricted Subsidiaries or any other Designated Entity of (a) all or substantially all of the Capital Stock of a Subsidiary of such Designated Entity or (b) all or substantially all of the assets that constitute a division, operating unit or line of business of such Designated Entity.

“Asset Sale” shall mean:

(1) the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by Section 9.12 of this Agreement; and

(2)(a) the issuance of Equity Interests by any of Holdings’ Restricted Subsidiaries or (b) the sale by Holdings or any Restricted Subsidiary thereof of any Equity Interests it owns in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law) or Designated Entities.

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than, so long as any Secured Notes are outstanding, $10.0 million and thereafter, $15.0 million;

(2) a transfer of assets or Equity Interests between or among Holdings, the Borrower and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by the Borrower to Holdings;

(4) an issuance of Equity Interests by a Subsidiary Guarantor to Holdings, the Borrower or another Subsidiary Guarantor;

(5) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business or to any Designated Entity or Joint Venture Entity in compliance with Section 9.05 of this Agreement;

(6) the sale or other disposition of Cash Equivalents;

(7) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(8) a Restricted Payment that is permitted by Section 9.01 and any Permitted Investment;

(9) any sale, lease, conveyance or other disposition of any property or equipment that has become damaged, worn out or obsolete;

(10) the creation of a Lien not prohibited by this Agreement or the Security Documents;

(11) the licensing of intellectual property or other general intangibles (other than FCC Licenses) to third persons on terms approved by the Board of Directors of Holdings or the Borrower in good faith and in the ordinary course of business;

(12) any sale, lease, conveyance or other disposition of assets by a Restricted Subsidiary of Holdings that is not a Subsidiary Guarantor to Holdings or to another Restricted Subsidiary of Holdings; and

(13) an issuance of Equity Interests by a Restricted Subsidiary of Holdings that is not a Subsidiary Guarantor to Holdings or to another Restricted Subsidiary of Holdings; provided that this clause (13) shall not apply to issuances of any Equity Interests to any Restricted Subsidiary that is not a Subsidiary Guarantor to the extent such Equity Interests are Collateral.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit I (appropriately completed).

“Attributable Debt” in respect of a Sale and Leaseback Transaction shall mean, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Auction Manager” shall mean a financial institution of recognized national standing that agrees to act as Auction Manager.

“Auction Procedures” shall mean, collectively, the auction procedures, auction notice, return bid and Affiliate Purchaser Assumption Agreement in substantially the form set forth as Annex C to Exhibit E hereto; provided, however, the Auction Managers, with the consent of the applicable Affiliate Purchaser (which may be withheld in its sole discretion), may amend or modify the procedures, notices, bids and Affiliate Purchaser Assignment Agreement in connection with any Affiliate Purchaser Loan Purchase; provided, further, that no such amendments or modifications may be implemented after 24 hours prior to the date and time return bids are due.

“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation and similar notices, the chief executive officer, the chief financial officer or any other person or persons that has or have been authorized by the Board of Directors of Holdings or the Borrower to deliver such notices pursuant to this Agreement, (ii) delivering financial information and officer’s certificates pursuant to this Agreement, the chief executive officer, the chief financial officer, the treasurer, any assistant treasurer or the chief accounting officer of Holdings or the Borrower, and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of Holdings or the Borrower.

“B Term Loan” shall have the meaning provided in Section 2.01(a).

“B Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(a) directly below the column entitled “Term Loan Commitment,” as the same may be terminated pursuant to Section 3.01.

“B Term Loan Maturity Date” shall mean October 10, 2019.

“B Term Note” shall have the meaning provided in Section 2.05(a).

“Bankruptcy Code” shall have the meaning provided in Section 10.05.

“Base Rate” shall mean, at any time, the highest of (i) the Prime Lending Rate at such time, (ii) 1/2 of 1% per annum in excess of the overnight Federal Funds Rate at such time, (iii) the LIBO Rate for a LIBOR Loan denominated in dollars with a one-month interest period commencing on such day plus 1.00% and (iv) 2.25% per annum. For purposes of this definition, the LIBO Rate shall be determined using the LIBO Rate as otherwise determined by the Administrative Agent in accordance with the definition of LIBO Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the LIBO Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or such LIBO Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate or such LIBO Rate, respectively.

“Base Rate Loan” shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” shall mean:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control,” a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or of the sole member or of the managing member thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of LIBOR Loans the same Interest Period.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the London interbank market.

“C Term Borrowing Date” shall mean the date occurring on or after the First Amendment Effective Date and on or prior to the C Term Commitment Termination Date on which the Borrowing of C Term Loans occurs.

“C Term Commitment Termination Date” shall have the meaning provided in Section 3.01(b).

“C Term Loan” shall have the meaning provided in Section 2.01(b).

“C Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(a) directly below the column entitled “C Term Loan Commitment,” as the same may be (x) reduced or terminated from time to time pursuant to Section 3.01, 3.02 and/or 10, as applicable, or (y) adjusted from time to time as a result of assignment to or from such Lender pursuant to Section 2.13 or 12.04(b).

“C Term Loan Maturity Date” shall mean March 8, 2020.

“C Term Note” shall have the meaning provided in Section 2.05(a).

“Capital Expenditures” shall mean, for any period, with respect to any Person, all expenditures by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, repairs and improvements) which should be capitalized in accordance with GAAP and, without duplication, the amount of all Capital Lease Obligations incurred by such Person.

“Capital Lease Obligation” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” shall mean:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” shall mean:

(1) United States dollars;

(2) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), having maturities, unless such securities are deposited to defease any Indebtedness, of not more than two years from the date of acquisition thereof;

(3) demand deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s or A-1 or better from S&P;

(4) commercial paper outstanding at any time issued by any Person organized under the laws of any state of the United States of America and rated at the time of acquisition thereof P-1 or better from Moody’s or A-1 or better from S&P and in each case with maturities of not more than 270 days from the date of acquisition thereof;

(5) securities with final maturities of not more than two years from the date of acquisition thereof issued or fully guaranteed by any state, territory or municipality of the United States of America or by any political subdivision, taxing authority, agency or instrumentality thereof and rated at least A by S&P or A by Moody’s;

(6) insured demand deposits made in the ordinary course of business and consistent with Holdings’ or its Subsidiaries’ customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof;

(7) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (3) above; and

(8) investments, classified in accordance with GAAP as current assets of Holdings or any of its Restricted Subsidiaries, in money market funds or investment programs registered under the Investment Company Act of 1940, as amended, the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (2) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Holdings and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Borrower or Holdings;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such “person” or its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of 35% or more of the Voting Stock of Holdings on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right to the extent that such option right is exercisable within 60 days after the date of determination), other than any transaction where immediately after such transaction Holdings will be a Wholly Owned Subsidiary of a Person, where no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is, directly or indirectly, the Beneficial Owner of 35% or more of the voting power of the Voting Stock of such Person;

(4) during any period of 12 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of the Borrower or Holdings cease to be composed of individuals (i) who were members of the Board of Directors or equivalent governing body on the first day of such period, (ii) whose election or nomination to that Board of Directors or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body, (iii) whose election or nomination to that Board of Directors or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body or (iv) in the case of the Borrower, whose election or nomination to that Board of Directors or equivalent governing body was approved by Holdings;

(5) the Borrower or Holdings consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Borrower or Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Borrower or Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction where, immediately after such transaction, (i) no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the Beneficial Owner of 35% or more of the voting power of the Voting Stock of the surviving or transferee Person or (ii) the Borrower or Holdings will be a Wholly Owned Subsidiary of a Person, where no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is, directly or indirectly, the Beneficial Owner of 35% or more of the voting power of the Voting Stock of such Person; or

(6) Holdings ceases to own 100% of the Equity Interests of the Borrower (unless Holdings and the Borrower are merged).

“Claims” shall have the meaning provided in the definition of “Environmental Claims”.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all assets or property, now owned or hereafter acquired by Holdings, the Borrower or any of the Subsidiary Guarantors, to the extent such assets or property are pledged or assigned or purported to be pledged or assigned, or are required to be pledged or assigned under the Security Documents to the Collateral Trustee, together with the proceeds and products thereof.

“Collateral Trust Agreement” shall mean the Collateral Trust Agreement, dated as of June 5, 2009, among the Borrower, Holdings, the Subsidiary Guarantors, the Secured Notes Trustee (as a Secured Debt Representative), each additional Secured Debt Representative from time to time party thereto and the Collateral Trustee, as amended, supplemented, restated, modified, renamed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties.

“Collateral Trustee” shall mean Wilmington Trust National Association (as successor by merger to Wilmington Trust FSB), in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Commitment” shall mean any of the commitments of any Lender~~.~~ (i.e., a B Term Loan Commitment or a C Term Loan Commitment).

“Common Stock” shall mean, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Effective Date or issued thereafter.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Competitor” shall mean a Person designated by the Borrower and engaged in a business substantially the same as any business of the Borrower and its Restricted Subsidiaries as described in the Annual Report on Form 10-K of Holdings for the year ended December 31, 2011.

“Consolidated Cash Flow” shall mean, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person, its Restricted Subsidiaries and its Designated Entities for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of such Person, its Restricted Subsidiaries and its Designated Entities for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person, its Restricted Subsidiaries and its Designated Entities for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, such other non-cash expenses to include, without limitation, impairment charges associated with goodwill, wireless licenses, other indefinite-lived assets and long-lived assets, and stock-based compensation awards; plus

(4) the amount of any Restructuring Charges or reasonable expenses or charges related to any proposed or consummated Equity Offering, Investment, acquisition, recapitalization or Incurrence of Indebtedness permitted to be incurred under this Agreement, in each case, deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Holdings or a Designated Entity shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Holdings (A) in the same proportion that the Net Income of such Restricted Subsidiary or such Designated Entity was added to compute such Consolidated Net Income of Holdings and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to Holdings by such Restricted Subsidiary or such Designated Entity without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders, or such Designated Entity or holders of its Capital Stock, as applicable.

“Consolidated Current Assets” shall mean, at any time, the consolidated current assets of Holdings and its Consolidated Subsidiaries at such time.

“Consolidated Current Liabilities” shall mean, at any time, the consolidated current liabilities of Holdings and its Consolidated Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

“Consolidated Leverage Ratio” shall mean on any Transaction Date, the ratio of:

(1) the aggregate amount of Indebtedness of Holdings, its Restricted Subsidiaries and its Designated Entities on a consolidated basis outstanding on such Transaction Date, to

(2) the aggregate amount of Consolidated Cash Flow of Holdings, its Restricted Subsidiaries and its Designated Entities for the Four Quarter Period.

In determining the Consolidated Leverage Ratio:

(i) pro forma effect shall be given to any Indebtedness that is to be incurred or repaid on the Transaction Date;

(ii) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(iii) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary of Holdings or a Designated Entity or has been merged with or into Holdings, any Restricted Subsidiary or any Designated Entity during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary or a Designated Entity, as the case may be, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.

To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operating unit or line of business of the Person, that is acquired or disposed of for which financial information is available, and Consolidated Cash Flow shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the Net Income of such Person, its Subsidiaries and its Designated Entities for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any Person that is not a Restricted Subsidiary or a Designated Entity or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary that is not a Subsidiary Guarantor or any Designated Entity shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary or that Designated Entity, as applicable, of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders, or such Designated Entity or holders of its Capital Stock, as applicable;

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded;

(5) unrealized losses and gains from Hedging Obligations, including those resulting from the application of the Financial Accounting Standards Board Accounting Standards Codification (ASC) 815 shall be excluded;

(6) any non-cash compensation charge or expense realized from grants of stock, stock appreciation or similar rights, stock options or other rights to officers, directors and employees shall be excluded; and

(7) notwithstanding clause (1) above, the Net Income or loss of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Consolidated Senior Secured Indebtedness” shall mean, at any time, the aggregate amount of Parity Lien Debt and Permitted Priority Debt of Holdings, its Restricted Subsidiaries and its Designated Entities on a consolidated basis outstanding on such Transaction Date.

“Consolidated Subsidiaries” shall mean with respect to any Person, each other Person (whether now existing or hereinafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such first Person in accordance with GAAP.

“Contribution Indebtedness” shall mean Indebtedness in an aggregate principal amount at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge such Indebtedness, not to exceed 150% of the aggregate amount of all Net Equity Proceeds.

“Convertible Notes” shall mean Holdings’ existing 4.50% Convertible Senior Notes due 2014.

“Credit Documents” shall mean this Agreement, the Subsidiaries Guaranty, the Security Agreement, the Intercompany Subordination Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and each other Security Document.

“Credit Event” shall mean the making of any Loan (provided, for purposes of clarification, a Credit Event does not include a conversion of Loans from one Type to another or any commencement or continuation of an Interest Period with respect to a LIBOR Loan).

“Credit Facilities” shall mean, one or more debt facilities, commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Credit Party” shall mean Holdings, the Borrower and each Subsidiary Guarantor.

“Declined Proceeds” shall have the meaning provided in Section 4.02(i).

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Designated Entity” shall mean a Person that is designated as a “Designated Entity” by the Board of Directors of Holdings pursuant to a resolution of the Board of Directors of Holdings; provided that (i) at the time of the making of the initial investment by Holdings or any of its Restricted Subsidiaries in such Person, such Person (A) holds or is intended to hold, whether directly or indirectly through one or more subsidiaries, one or more FCC Licenses as, or is eligible to participate in an FCC auction or auctions for FCC Licenses and/or purchase of FCC Licenses or spectrum in an after-market therefor, from time to time as, a “Designated Entity,” “Entrepreneur,” “Small Business,” or “Very Small Business,” as those terms are defined under FCC rules and regulations as in effect at the time of such initial investment in such Person or (B) is a Wholly Owned Subsidiary of a Person meeting the requirements of subclause (A) above; (ii) Holdings and its Restricted Subsidiaries own a majority (but less than 100%) of the equity interests of such Person (or in the case of a Person referred to in subclause (i)(B), the Person referred to in subclause (i)(A) of which such Person is a Wholly Owned Subsidiary); (iii) the accounts of such Person are consolidated with those of Holdings and its Subsidiaries in accordance with GAAP; and (iv) such Person’s primary business is a Permitted Business.

“Deutsche Bank Trust Company Americas” shall mean Deutsch Bank Trust Company Americas, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Disqualified Lenders” shall mean such banks, financial institutions and other institutional lenders separately identified in writing by the Borrower to the Administrative Agent in writing prior to the Effective Date and any Competitor identified in writing from time to time by the Borrower to the Administrative Agent.

“Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the ~~date on which the Term Loans mature~~Latest Maturity Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Holdings to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Holdings may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 9.01. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the ~~date on which the Term Loans mature~~Latest Maturity Date.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Domestic Restricted Subsidiary” shall mean any Restricted Subsidiary of Holdings that is a U.S. Person other than a Subsidiary (1) that is a Subsidiary of a “controlled foreign corporation” under Section 957 of the Code, (2) that is a disregarded entity for U.S. federal income tax purposes substantially all the assets of which consist of Capital Stock of one or more controlled foreign corporations (each a “Foreign Subsidiary Holding Company”), (3) that is a captive insurance company, (4) that is a not-for-profit Subsidiary, (5) that is a special purpose entity used for securitization facilities or (6) that is prohibited or restricted by applicable law or binding contractual obligation (including any requirement to obtain the consent of any Governmental Authority or third party but excluding any such contractual obligation entered into in contemplation of the acquisition or creation of such subsidiary) from guaranteeing the Obligations; provided that, notwithstanding the foregoing, any Restricted Subsidiary that is a U.S. Person (other than a Restricted Subsidiary described in clauses (1) or (2) above) and guarantees any other Indebtedness of Holdings, the Borrower or another Guarantor, shall be for all purposes of the Credit Documents, a Domestic Restricted Subsidiary.

“Effective Date” shall have the meaning provided in Section 12.10.

“Effective Yield” shall mean, as to any Loans of any Tranche, the effective yield on such Loans as reasonably determined by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors, all recurring fees and all other fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, underwriting structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders.

“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding Holdings, the Borrower and their respective Subsidiaries and Affiliates (other than an Affiliated Investor Fund and, in the case of an assignment of Term Loans effected in accordance with Section 12.04(f) or (g), an Affiliated Lender or Affiliate Purchaser), provided that no Disqualified Lender shall qualify as an Eligible Transferee.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations and/or proceedings relating in any way to any noncompliance with, or liability arising under, Environmental Law or to any permit issued, or any approval given, under any Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of or relating to an alleged injury or threat of injury to human health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any applicable federal, state, local or foreign law (including principles of common law), rule, regulation, ordinance, code, directive, judgment, order or agreement, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, relating to the protection of the environment, or of human health (as it relates to the exposure to environmental hazards) or to the presence, Release or threatened Release, or the manufacture, use, transportation, treatment, storage, disposal or recycling of Hazardous Materials, or the arrangement for any such activities.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” shall mean any public or private placement of Capital Stock (other than Disqualified Stock) of Holdings (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Holdings) to any Person other than any Subsidiary thereof.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any Person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed to be a single employer with Holdings or the Borrower under Section 414(b) or (c) of the Code or Section 4001(b) of ERISA.

“ERISA Event” shall mean any one or more of the following:

(1) any Reportable Event;

(2) the filing of a notice by the plan administrator of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice by the plan administrator of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA;

(3) the institution of proceedings, or the occurrence of an event that would reasonably be expected to constitute grounds for the institution of proceedings, by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;

(4) the failure by Holdings, the Borrower or any ERISA Affiliate to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430(k) of the Code or Section 303(k) or 4068 of ERISA, or the arising of such lien or encumbrance, or the failure to satisfy the minimum funding standards under Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA with respect to any Plan, whether or not waived; or the filing of any request for or receipt of a minimum funding standard waiver under Section 412(c) of the Code with respect to any Plan;

(5) engaging in a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA by Holdings or the Borrower with respect to any Plan;

(6) the complete or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) of Holdings, the Borrower or any ERISA Affiliate from a Multiemployer Plan; or the receipt by Holdings, the Borrower or any ERISA Affiliate, of any notice, or the receipt by any Multiemployer Plan from any of Holdings, the Borrower or any ERISA Affiliate of any notice, that a Multiemployer Plan is in “endangered or critical status” under Section 305 of ERISA, “reorganization” (within the meaning of Section 4241 of ERISA) or “insolvency” (within the meaning of Section 4245 of ERISA); or

(7) Holdings, the Borrower or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Plan (other than for premiums due and not delinquent under Section 4007 of ERISA).

“Event of Default” shall have the meaning provided in Section 10.

“Excess Cash Flow” shall mean, for any period, the remainder of (a) the sum of, without duplication, (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by Holdings and its Restricted Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Equity Interests, capital contributions, asset sale proceeds, insurance proceeds or Indebtedness in each case that would not be included in Adjusted Consolidated Net Income), (ii) the aggregate amount of permanent principal payments, repurchases, redemptions or defeasances of Indebtedness for borrowed money of Holdings and its Restricted

Subsidiaries and the permanent repayment of the principal component of Capital Lease Obligations of Holdings and its Restricted Subsidiaries during such period (other than (1) repayments, repurchases, redemptions or defeasances made with the proceeds of asset sales, sales or issuances of Equity Interests, capital contributions, insurance or Indebtedness in each case that would not be included in Adjusted Consolidated Net Income and (2) payments of Loans and/or other Obligations, provided that repayments of Loans shall be deducted in determining Excess Cash Flow to the extent such repayments were required as a result of a Scheduled Term Loan Repayment pursuant to Section 4.02(a)), (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, (iv) the aggregate amount of all cash payments made in respect of all Asset Acquisitions consummated by Holdings and its Restricted Subsidiaries during such period (other than any such payments to the extent financed with equity proceeds, capital contributions, asset sale proceeds, insurance proceeds or Indebtedness in each case that would not be included in Adjusted Consolidated Net Income), (v) the aggregate amount of all cash payments made with respect to Permitted Investments and Restricted Payments (other than any such payments to the extent financed with equity proceeds, capital contributions, asset sale proceeds, insurance proceeds or Indebtedness in each case that would not be included in Adjusted Consolidated Net Income), (vi) the aggregate amount of all prepaid cash items that were not otherwise included in Adjusted Consolidated Net Income for such period and (vii) the aggregate amount of all cash payments made with respect to non-cash charges incurred in a prior period as a result of such non-cash charges during such period.

“Excess Cash Payment Date” shall mean the date that is no later than five (5) Business Days after the date upon which financial statements for each Fiscal Year are required to be delivered pursuant to Section 8.01(b) (commencing with the Fiscal Year of Holdings ended December 31, 2013).

“Excess Cash Payment Period” shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding Fiscal Year of Holdings.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable Loan pursuant to a law in effect on the date on which (i) such Lender becomes party to this Agreement or acquires an interest in the Loan (other than pursuant to an assignment request by the Borrower under Section 2.13) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.04(f), (d) any U.S. federal withholding Taxes imposed under FATCA, and (e) U.S. federal backup withholding.

“Existing Indebtedness” shall mean the aggregate amount of Indebtedness of Holdings and its Restricted Subsidiaries (other than the Secured Notes and Indebtedness under the Credit Documents) in existence on the Effective Date after giving effect to the application of the proceeds of the B Term Loans (including the repurchase or redemption of outstanding 10% Notes) until such amounts are repaid.

“Facility” shall mean, at any time, the aggregate amount of the Term Loan Commitments and the Term Loans of the Lenders with respect to a given Tranche at such time.

“Fair Market Value” shall mean the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by an Authorized Officer of Holdings or by the Board of Directors of Holdings, in the case of any Affiliate Transaction, evidenced by a certificate of an Authorized Officer or a resolution of the Board of Directors of Holdings, as applicable.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCC” shall mean the Federal Communications Commission (or any federal agency that may succeed to its jurisdiction).

“FCC Licenses” shall mean broadband personal communications service licenses, advanced wireless services licenses, 700 MHz licenses or other licenses, permits or authorizations for the provision of wireless telecommunications services or operation of wireless telecommunications systems issued by the FCC from time to time.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%).

“Fees” shall mean all amounts payable pursuant to or referred to in ~~Section 5.15.~~Sections 2.08(f), 5A.15 and 5B.04.

“First Amendment” shall mean Amendment No.1 to Credit Agreement and Subsidiaries Guaranty, dated as of March 8, 2013, among Holdings, the Borrower, the C Term Loan Lenders (as defined therein) and the Administrative Agent and Deutsche Bank Trust Company Americas, as a Parity Lien Representative under, and as defined in, the Collateral Trust Agreement, and, for purposes of the amendment to the Subsidiaries Guaranty, the Subsidiary Guarantors.

“First Amendment Effective Date” shall have the meaning provided in the First Amendment.

“Fiscal Quarter” shall mean, for any Fiscal Year, (i) the fiscal period commencing on January 1 of such Fiscal Year and ending on March 31 of such Fiscal Year, (ii) the fiscal period commencing on April 1 of such Fiscal Year and ending on June 30 of such Fiscal Year, (iii) the fiscal period commencing on July 1 of such Fiscal Year and ending on September 30 of such Fiscal Year and (iv) the fiscal period commencing on October 1 of such Fiscal Year and ending on December 31 of such Fiscal Year.

“Fiscal Year” shall mean the fiscal year of Holdings ending on December 31 of each calendar year.

“Fixed Charges” shall mean, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person, its Restricted Subsidiaries and its Designated Entities for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person, its Restricted Subsidiaries and its Designated Entities that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person, any of its Restricted Subsidiaries or any of its Designated Entities or secured by a Lien on assets of such Person, any of its Restricted Subsidiaries or any of its Designated Entities whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or Disqualified Stock or Preferred Stock of any of its Restricted Subsidiaries or any of its Designated Entities other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of Holdings or to Holdings or a Restricted Subsidiary of Holdings, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (if such Person is part of a consolidated group, then such tax rate shall be computed on a standalone basis for such Person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Four Quarter Period” shall mean, with respect to any specified Transaction Date, the four Fiscal Quarters immediately prior to the Transaction Date for which internal financial statements of Holdings are available.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. At any time, the Borrower may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided, that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Borrower shall give notice of any such election made in accordance with this definition to the Administrative Agent. Notwithstanding anything contained herein to the contrary, IFRS shall not be deemed to be GAAP unless the Borrower so elects in writing.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” shall mean, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guaranteed Creditors” shall mean and include each of the Administrative Agent, the Lenders, and each party (other than any Credit Party) party to an Interest Rate Protection Agreement to the extent such party constitutes a Secured Creditor.

“Guaranteed Obligations” shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and all Loans made to, the Borrower under this Agreement, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) thereon) of the Borrower to the Lenders or the Administrative Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in the Credit Agreement and in each such other Credit Document and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) of the Borrower owing under any Interest Rate Protection Agreement entered into by the Borrower with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Protection Agreement and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

“Guarantors” shall mean:

(1) the Initial Guarantors;

(2) any Wholly Owned Domestic Restricted Subsidiary of Holdings that is a Significant Subsidiary (as defined in Regulation S-X under the Securities Act); and

(3) any other Subsidiary that becomes party to the Subsidiaries Guaranty in accordance with the provisions of this Agreement;

and their respective successors and assigns until released from their obligations under the applicable Guaranty in accordance with the terms hereof or thereof.

“Guaranty” shall mean each of the Holdings Guaranty and the Subsidiaries Guaranty.

“Guaranty Supplement” shall mean a supplement to the Subsidiaries Guaranty executed and delivered by a Subsidiary Guarantor.

“Hazardous Materials” shall mean any chemicals, materials, wastes, pollutants, contaminants or substances in any form that is prohibited, limited or regulated pursuant to any Environmental Law by virtue of their toxic or otherwise deleterious characteristics, including without limitation any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas.

“Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holdings” shall have the meaning provided in the first paragraph of this Agreement.

“Holdings Guaranty” shall mean the guaranty of Holdings pursuant to Section 13.

“Incremental Amendment” shall have the meaning provided in Section 2.14(d).

“Incremental Term Loans” shall have the meaning provided in Section 2.14(a).

“Incur” shall mean, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of Holdings or a Designated Entity shall be deemed to be Incurred by such Restricted Subsidiary or such Designated Entity at the time it becomes a Restricted Subsidiary of Holdings or a Designated Entity and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of Holdings, its Restricted Subsidiaries or its Designated Entities as accrued.

“Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) in respect of Capital Lease Obligations and Attributable Debt;

(5) in respect of the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or trade payable and excluding any earnout obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(6) representing Hedging Obligations;

(7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

(8) in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to this Agreement.

The amount of any Indebtedness outstanding as of any date (x) shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and (y) shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indemnified Person” shall have the meaning provided in Section 12.01(a).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indenture” shall mean the Indenture governing the Borrower’s 7.75% senior secured notes due 2016, dated as of June 5, 2009, between the Borrower, the Initial Guarantors (as defined therein) and the Secured Notes Trustee, as amended or supplemented from time to time.

“Initial Borrowing Date” shall mean the date occurring on or after the Effective Date on which the initial Borrowing of B Term Loans occurs.

“Initial Guarantors” shall mean Holdings, Cricket License Company, LLC, a Delaware limited liability company and all of the Restricted Subsidiaries of Holdings existing on the Effective Date that guarantee Indebtedness of Holdings, the Borrower or another Initial Guarantor.

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by Holdings, the Borrower or any Subsidiary Guarantor to Holdings or any other Subsidiary of Holdings.

“Intercompany Subordination Agreement” shall have the meaning provided in Section ~~5.09~~5A.09(b).

“Intercreditor Agreement” shall mean any intercreditor agreement entered into in connection with the Permitted Priority Debt, if any, in substantially the form attached as Exhibit D to the Collateral Trust Agreement, as amended, supplemented, restated, modified, renamed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties.

“Interest Determination Date” shall mean, with respect to any LIBOR Loan, the second Business Day prior to the commencement of any Interest Period relating to such LIBOR Loan.

“Interest Period” shall have the meaning provided in Section 2.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement, in each case, entered into for the purpose of hedging the Borrower’s obligation to pay interest under this Agreement.

“Investments” shall mean, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including

Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If Holdings or any Restricted Subsidiary of Holdings sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Holdings such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Holdings, Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by Holdings or any Restricted Subsidiary of Holdings of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Holdings or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“IRS” shall mean the United States Internal Revenue Service.

“Joint Venture Entity” shall mean any Person other than a Restricted Subsidiary in which Holdings or any of its Restricted Subsidiaries has made a Permitted Investment and/or a Restricted Investment permitted by Section 9.01, of which more than 10% of the Capital Stock of such Person is owned, directly or indirectly, by Holdings or any of its Restricted Subsidiaries.

“Junior Lien Debt” shall have the meaning set forth in the Collateral Trust Agreement.

“Junior Lien Obligations” shall have the meaning set forth in the Collateral Trust Agreement.

“Junior Lien Representative” shall mean, in the case of any future Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who (a) is appointed as a “Junior Lien Representative” (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Latest Maturity Date” shall mean, at any date of determination, the latest final stated maturity date applicable to any Loan or Commitment of any Tranche hereunder (including any Incremental Term Loan) at such time, in each case as extended in accordance with this Agreement from time to time.

“Lead Arrangers” shall mean each of Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and UBS Securities, LLC, in its capacity as a Joint Lead Arranger and Joint Book Runner, and any successor thereto.

“Lender” shall mean each financial institution listed on Schedule 1.01(b), as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13 or 12.04(b) or an Incremental Amendment.

“Lender Default” shall mean, as to any Lender, (i) the wrongful refusal (which has not been retracted) of such Lender or the failure of such Lender (which has not been cured) to make available its portion of any Borrowing, (ii) such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, or (iii) such Lender having notified the Administrative Agent, and/or any Credit Party of the events described in preceding clause (ii).

“LIBO Rate” shall mean, with respect to any Borrowing of LIBOR Loans for any Interest Period, the higher of (i) (a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the commencement of such Interest Period by reference to the Reuters Screen LIBOR01 for deposits in Dollars (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the beginning of such Interest Period, divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D) and (ii) 1.25% per annum.

“LIBOR Loan” shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Loan” shall mean each Term Loan and each other extension of credit made hereunder, including pursuant to Section 2.14.

“Loan Modification Agreement” shall have the meaning provided in Section 2.15(b).

“Loan Modification Offer” shall have the meaning provided in Section 2.15(a).

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other ~~Tranche~~Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, operations, property, assets, liabilities or financial condition of Holdings and its Restricted Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or the Administrative Agent hereunder or under any other Credit Document.

“Maturity Date” shall mean, with respect to the relevant Tranche of Loans, the B Term Loan Maturity Date or the C Term Loan Maturity Date, as the case may be.

“Maximum Rate” shall have the meaning provided in Section 12.20.

“Minimum Borrowing Amount” shall mean $1,000,000.

“Minimum Extension Condition” shall have the meaning provided in Section 2.15(c).

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) Holdings or the Borrower or with respect to which Holdings or the Borrower has any liability (including on account of an ERISA Affiliate).

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Cash Proceeds” shall mean for any event requiring a repayment of Term Loans pursuant to Section 4.02(b) or (e), the gross cash proceeds (including any cash received by way of deferred payment pursuant to a receivable or otherwise, but only as and when received) received from such event, net of (i) transaction costs (including, as applicable, any investment banking, brokerage or other customary commissions and legal, advisory, accounting and other fees and expenses associated therewith) received from any such event and (ii) taxes paid or payable as a result thereof, in each case taking into account any available tax credits or deductions and any tax sharing arrangements.

“Net Equity Proceeds” shall mean the net cash proceeds (including Cash Equivalents) received by Holdings after the Effective Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of Holdings.

“Net Income” shall mean, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person, any of its Restricted Subsidiaries or any of its Designated Entities or the extinguishment of any Indebtedness of such Person, any of its Restricted Subsidiaries or any of its Designated Entities; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” shall mean the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of Holdings, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by Holdings or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by Holdings or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by Holdings or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, shall, in the case of each of subclause (a) and (b), at that time become Net Proceeds.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Note” shall mean each B Term Note and C Term Note.

“Notes Documents” shall mean (1) the Indenture, (2) that certain Indenture governing the Borrower’s 7.75% senior notes due 2020, dated as of November 19, 2010, among the Borrower, the Initial Guarantors (as defined therein) and Wells Fargo, National Association, as trustee, as amended or supplemented from time to time, and (3) that certain Indenture, dated as of June 25, 2008, between Holdings and Wells Fargo Bank, National Association, as trustee, as amended or supplemented from time to time.

“Notice of Borrowing” shall have the meaning provided in Section 2.03(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06.

“Notice Office” shall mean the office of the Administrative Agent located at 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256, Attention: Maxeen Jacques or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean all amounts owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of Holdings or any of its Restricted Subsidiaries, whether or not allowed in such case or proceeding).

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” shall mean all present or future stamp, excise, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document.

“Parity Lien Debt” shall have the meaning set forth in the Collateral Trust Agreement and includes the Term Loans.

“Parity Lien Obligations” shall have the meaning set forth in the Collateral Trust Agreement.

“Parity Lien Representative” shall have the meaning set forth in the Collateral Trust Agreement.

“Parity Liens” shall mean any Liens granted by a security document to the Collateral Trustee, at any time, upon any Collateral to secure Parity Lien Obligations.

“Participant Register” shall have the meaning provided in Section 12.04(e).

“Payment Office” shall mean the office of the Administrative Agent located at 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Amendment” shall mean an amendment to this Agreement and the other Credit Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.15, providing for an extension of the ~~Term Loan~~ Maturity Date applicable to ~~the~~a specified Tranche of Loans and/or Commitments of the Accepting Lenders thereunder and, in connection therewith, (a) an increase in the Applicable Margin with respect to ~~the~~such Tranche of Loans and/or Commitments of the Accepting Lenders and/or (b) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders under such Tranche.

“Permitted Business” shall mean any business conducted or proposed to be conducted (as described in the Annual Report on Form 10-K of Holdings for the year ended December 31, 2011) by Holdings and its Restricted Subsidiaries on the Effective Date (including, without limitation, the delivery or distribution of wireless telecommunications services (including voice, data or video services) and the acquisition, holding or exploitation of any license relating to the delivery of such wireless telecommunications services) and other businesses related, ancillary or complementary thereto.

“Permitted Debt” shall have the meaning provided in Section 9.03.

“Permitted Investments” shall mean:

(1) any Investment in Holdings or a Restricted Subsidiary of Holdings; provided that if such Investment is in a Restricted Subsidiary of Holdings that is not either the Borrower or a Subsidiary Guarantor, such Investment shall not constitute a Permitted Investment under this clause (1) to the extent such Investment is made by a contribution or transfer of any assets, including without limitation cash and FCC Licenses, that constituted Collateral prior to such contribution or transfer;

(2) any Investment in Cash Equivalents;

(3) any Investment by Holdings or any Restricted Subsidiary of Holdings in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Holdings; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary of Holdings;

provided that (x) such Person’s primary business is a Permitted Business and (y) if such Person does not become a Subsidiary Guarantor, or is not merged, consolidated, amalgamated with or into or does not transfer or convey substantially all of its assets to Holdings, the Borrower or a Subsidiary Guarantor, such Investment shall not constitute a Permitted Investment under this clause (3), to the extent such Investment is made by a contribution or transfer of any assets, including without limitation cash and FCC Licenses, that constituted Collateral prior to such contribution or transfer;

and, in each case, any Investment by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation, amalgamation or transfer;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 9.04 or any other disposition of assets or property not constituting an Asset Sale as a result of clause (1) of the exceptions to the definition of “Asset Sale”;

(5) Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6) stock, obligations or securities received in satisfaction of judgments;

(7) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Holdings or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8) commission, payroll, travel and similar advances to officers and employees of Holdings or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(9) loans and advances to employees, officers or directors of Holdings or any of its Restricted Subsidiaries made in the ordinary course of business, provided that such loans and advances do not exceed $5.0 million at any one time outstanding;

(10) [Reserved];

(11) Investments existing on the Effective Date;

(12) other Investments in any Person primarily engaged in a Permitted Business (provided that any such Person is not an Affiliate of Holdings or is an Affiliate of Holdings solely because (i) Holdings, directly or indirectly, owns Equity Interests in, or controls, such Person or (ii) such Person is a Designated Entity) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Effective Date that are at that time outstanding, not to exceed 15% of total assets of Holdings (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), determined as of the end of the most recent Fiscal Quarter of Holdings for which internal financial statements of Holdings are available, giving (x) pro forma effect to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the period from the end of such Fiscal Quarter to the Transaction Date as if they had occurred and such proceeds had been applied on the last day of such Fiscal Quarter and (y) pro forma effect to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or a Designated Entity or has been merged with or into Holdings, any Restricted Subsidiary or any Designated Entity during such period from the end of such Fiscal Quarter to the Transaction Date and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary or a Designated Entity, as the case may be, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the last day of such Fiscal Quarter;

(13) deposits or payments made with the FCC in connection with the auction or licensing of any permit, license, authorization, plan, directive, consent, permission, consent order or consent decree of or from any governmental authority; and

(14) Investments in any Person primarily engaged in a Permitted Business having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (14) since the Effective Date that are at that time outstanding, not to exceed $250 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” shall mean:

(1) Liens on the assets of Holdings, the Borrower and the Subsidiary Guarantors securing (a) Indebtedness for borrowed money in an aggregate principal amount not to exceed the greater of (x) $1,750 million and (y) an amount equal to the Secured Debt Cap at the time at which such Lien is to be incurred, provided, however, that (i) in calculating the amount of Indebtedness for borrowed money at the time a specified Lien is incurred for purposes of clause (a) above, all Indebtedness for borrowed money that constitutes Parity Lien Debt, Permitted Priority Debt or Junior Lien Debt shall be included in such calculation (irrespective of whether the Lien on such Parity Lien Debt, Permitted Priority Debt or Junior Lien Debt was previously incurred in reliance on this clause (1) or otherwise) and (ii) Liens on the Collateral securing Permitted Priority Debt shall not secure Permitted Priority Debt for borrowed money in an aggregate principal amount exceeding the Permitted Priority Debt Cap and (b) to the extent not constituting Indebtedness for borrowed money, all other Parity Lien Obligations, Junior Lien Obligations and Permitted Priority Debt Obligations;

(2) Liens in favor of Holdings, the Borrower or any Subsidiary Guarantor;

(3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with Holdings or any Restricted Subsidiary of Holdings; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or other event resulting in such Person becoming a Restricted Subsidiary and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged into or consolidated with Holdings or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by Holdings or any Restricted Subsidiary of Holdings, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Holdings or the Restricted Subsidiary;

(5) [Reserved.];

(6) Liens existing on the Effective Date (other than any Liens securing the Secured Notes) and any renewals or extension thereof, provided that property or assets covered thereby is not expanded in connection with such renewal or extension;

(7) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(8) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by this Agreement and (b) such defeasance or satisfaction and discharge is not prohibited by this Agreement;

(9) Liens securing obligations that do not exceed at any one time outstanding the greater of $50.0 million or 1.0% of the total assets of Holdings (determined as of the end of the most recent Fiscal Quarter of Holdings for which internal financial statements of Holdings are available) after giving pro forma effect to such incurrence and the application of any proceeds of any Indebtedness secured by such Liens;

(10) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 9.03(b)(iv); provided that any such Lien (a) covers only the assets acquired, constructed or improved with such Indebtedness and (b) is created within 270 days of such acquisition, construction or improvement;

(11) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(12) Liens, deposits (including deposits with the FCC) or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(13) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by Holdings or any of its Restricted Subsidiaries;

(14) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(15) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(16) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Holdings or any Subsidiary thereof on deposit with or in possession of such bank;

(17) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction);

(18) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(19) Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(20) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(21) Liens on cash collateral not in excess of $50.0 million in the aggregate at any time securing letters of credit; and

(22) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided, however, that any reserve or other appropriate provision as shall be required to conform with GAAP will have been made for that reserve or provision.

“Permitted Priority Debt” shall have the meaning set forth in the Collateral Trust Agreement.

“Permitted Priority Debt Cap” shall mean, on any Transaction Date, an amount equal to the aggregate amount of the Consolidated Cash Flow of Holdings, the Borrower and the Subsidiary Guarantors (which for the avoidance of doubt, shall exclude the Consolidated Cash Flow of any Designated Entity and any Restricted Subsidiary of Holdings other than the Borrower and the Subsidiary Guarantors) for the Four Quarter Period times 0.30; provided that such amount shall not exceed $300 million. For purposes of making the computation referred to above, (1) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and (2) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Subsidiary Guarantor or has been merged with or into Holdings, the Borrower or any Subsidiary Guarantor during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Subsidiary Guarantor as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period. To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operating unit or line of business of the Person, that is acquired or disposed of for which financial information is available, and Consolidated Cash Flow will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

“Permitted Priority Debt Obligation” shall have the meaning set forth in the Collateral Trust Agreement.

“Permitted Priority Lien Representative” shall mean, in the case of any future Permitted Priority Debt, the agent of the holders of such Permitted Priority Debt who is appointed as an agent for purposes related to the administration of the security documents related to the Permitted Priority Debt pursuant to the credit agreement or other agreement governing such Permitted Priority Debt, together with its successors in such capacity.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of Holdings or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Holdings or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness has a final maturity date later than the ~~final maturity date of the Term Loans~~Latest

Maturity Date and is subordinated in right of payment to the Obligations, on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Obligations, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Obligations; and

(5) such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) Holdings or the Borrower.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Plan” shall mean an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is maintained or contributed to by Holdings or the Borrower or with respect to which Holdings or the Borrower has any liability (including on account of an ERISA affiliate).

“Preferred Stock” shall mean, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with the Senior Secured Net Leverage Ratio or Total Net Leverage Ratio:

(1) pro forma effect shall be given to any Indebtedness that is to be incurred or repaid on the Transaction Date;

(2) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(3) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary of Holdings or a Designated Entity or has been merged with or into Holdings, any Restricted Subsidiary or any Designated Entity during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary or a Designated Entity, as the case may be, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.

To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the

Person, or division, operating unit or line of business of the Person, that is acquired or disposed of for which financial information is available, and Consolidated Cash Flow shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

“Projections” shall mean the projections that are contained in the Confidential Information Memorandum dated September 27, 2012 and that were prepared by or on behalf of the Borrower in connection with the Transaction and delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date.

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December occurring after the Initial Borrowing Date.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including leaseholds.

“Recipient” shall mean (a) the Administrative Agent, and (b) any Lender, as applicable.

“Recovery Event” shall mean any event that gives rise to the receipt by Holdings or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Holdings or any of its Restricted Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03 (other than business interruption insurance).

“Reference Period” shall mean, with respect to any specified Transaction Date, the period beginning on the first day of the Four Quarter Period and ending on such Transaction Date.

“Refinanced Term Loans” shall have the meaning provided in Section 12.12(d).

“Refinancing” shall mean the refinancing of the 10% Notes, including repayment premiums associated therewith, and, in each case, the payment of fees and expenses related thereto.

“Register” shall have the meaning provided in Section 12.15.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Rejection Notice” shall have the meaning provided in Section 4.02(i).

“Related Indemnified Person” of an Indemnified Person shall mean (1) any Affiliates of such Indemnified Person, (2) the respective directors, officers, or employees of such Indemnified Persons or any of its Affiliates and (3) the respective agents of such Indemnified Person or any of its Affiliates, in the case of this clause (3), acting at the instructions of such Indemnified Person or Affiliate.

“Release” shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, or migrating into, through or upon any land or water or air, or otherwise entering into the environment.

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement Assets” shall mean (1) capital expenditures or other non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or Voting Stock of any Person engaged in a Permitted Business that, when taken together with all other Voting Stock of such Person owned by the Borrower and its Restricted Subsidiaries, constitutes a majority of the Voting Stock of such Person and such Person shall become on the date of acquisition thereof a Restricted Subsidiary.

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Replacement Term Loans” shall have the meaning provided in Section 12.12(d).

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under applicable regulations.

“Repricing Transaction” shall mean, as to any Tranche of Term Loans, (i) any prepayment, repayment or refinancing of such Tranche of Term Loans with the proceeds of, or any conversion of such loans into, any Indebtedness broadly marketed to banks and other institutional investors the primary purpose of which is to reduce the Effective Yield applicable to ~~the~~such Tranche of Term Loans and (ii) any amendment to this Agreement the primary purpose of which is to reduce the Effective Yield applicable to ~~the~~such Tranche of Term Loans, in each case other than in connection with a Change of Control.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding Term Loans and Commitments at such time, represents at least a majority of the sum of all outstanding Term Loans and Commitments of Non-Defaulting Lenders at such time.

“Restricted” shall mean, when referring to cash or Cash Equivalents of Holdings or any of its Restricted Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of Holdings or of any such Restricted Subsidiary (unless such appearance is related to the Credit Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than (x) any holder of Permitted Priority Debt Obligations or (y) the Collateral Trustee for the benefit of the present and future holders of Secured Obligations or (iii) are not otherwise generally available for use by Holdings or such Restricted Subsidiary.

“Restricted Investment” shall mean an Investment other than a Permitted Investment.

“Restricted Payment” shall have the meaning provided in Section 9.01(a)(iv).

“Restricted Subsidiary” of a Person shall mean any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Restructuring Charges” shall mean all charges and expenses caused by or attributable to any restructuring, severance, relocation, consolidation and closing, integration, business optimization or transition, signing, retention or completion bonuses, or curtailments or modifications to pension and post-retirement employee benefit plans.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Sale and Leaseback Transaction” shall mean, with respect to any Person, any transaction involving any of the assets or properties of such Person, whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Scheduled B Term Loan Repayment” shall have the meaning provided in Section 4.02(a)(i).

“Scheduled B Term Loan Repayment Date” shall have the meaning provided in Section 4.02(a)(i).

“Scheduled C Term Loan Repayment” shall have the meaning provided in Section 4.02(a)(ii).

“Scheduled C Term Loan Repayment Date” shall have the meaning provided in Section 4.02(a)(ii).

“Scheduled Term Loan Repayment” shall mean each Scheduled B Term Loan Repayment~~.“~~ and Scheduled C Term Loan Repayment~~” shall have the meaning provided in Section 4.02(a)~~, as the context may require.

“Scheduled Term Loan Repayment Date” shall ~~have the meaning provided in Section 4.02(a)~~mean, with respect to the relevant Tranche of Loans, the Scheduled B Term Loan Repayment Date or the Scheduled C Term Loan Repayment Date, as the case may be.

“SEC” shall have the meaning provided in Section 8.01(g).

“Secured Creditor” shall mean each holder of Parity Lien Obligations.

“Secured Debt Cap” shall mean, on any Transaction Date, an amount equal to the aggregate amount of the Consolidated Cash Flow of Holdings, its Restricted Subsidiaries and its Designated Entities for the Four Quarter Period times 3.5. For purposes of making the computation referred to above, (1) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and (2) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or a Designated Entity or has been merged with or into Holdings, any Restricted Subsidiary or any Designated Entity during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary or a Designated Entity, as the case may be, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period. To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operating unit or line of business of the Person, that is acquired or disposed of for which financial information is available, and Consolidated Cash Flow shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

“Secured Debt Documents” shall have the meaning set forth in the Collateral Trust Agreement.

“Secured Debt Representatives” shall have the meaning set forth in the Collateral Trust Agreement.

“Secured Notes” shall mean the Borrower’s existing 7.75% Senior Secured Notes due 2016 issued pursuant to the Indenture.

“Secured Notes Trustee” shall mean Wilmington Trust National Association (as successor by merger to Wilmington Trust FSB), a national banking association, until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

“Secured Obligations” shall have the meaning set forth in the Collateral Trust Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean the Security Agreement dated June 5, 2009 among Holdings, the Borrower, the Subsidiary Guarantors and the Collateral Trustee, for the benefit of the holders of Parity Lien Debt (including the Guaranteed Obligations), in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.

“Security Documents” shall mean the Collateral Trust Agreement, the Intercreditor Agreement (to the extent executed), each joinder to the Collateral Trust Agreement or Intercreditor Agreement, the Security Agreement, all other security agreements, pledge agreements, control agreements, collateral assignments, mortgages, deeds of trust or other grants or transfers for security or agreements related thereto executed and delivered by the Borrower or any Guarantor creating or perfecting (or purporting to create or perfect) or perfecting a Lien upon Collateral in favor of the Collateral Trustee to secure Parity Lien Debt (including the Guaranteed Obligations), in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Senior Secured Net Leverage Ratio” shall mean, on any date of determination, the ratio of (x) Consolidated Senior Secured Indebtedness on such date minus Unrestricted cash and Cash Equivalents of the Credit Parties and their Restricted Subsidiaries (other than net cash proceeds of any Incremental Term Loan (including, for the avoidance of doubt, C Term Loans), except to the extent such net cash proceeds are reserved to be applied to the repayment of any Consolidated Senior Secured Indebtedness) to (y) Consolidated Cash Flow for the Four Quarter Period most recently ended on or prior to such date; provided that for purposes of any calculation of the Senior Secured Net Leverage Ratio pursuant to this Agreement, Consolidated Cash Flow shall be determined on a Pro Forma Basis.

“Series of Junior Lien Debt” shall mean, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained (provided that any Hedging Obligations constituting Junior Lien Debt shall be deemed part of the Series of Junior Lien Debt to which it relates).

“Series of Parity Lien Debt” shall mean, severally, the Obligations, the Secured Notes and any other Indebtedness that constitutes Parity Lien Debt (provided that any Hedging Obligations constituting Parity Lien Debt shall be deemed part of the Series of Parity Lien Debt to which it relates).

“Series of Permitted Priority Debt” shall mean, severally, each issue or series of Permitted Priority Debt for which a single transfer register is maintained (provided that any Hedging Obligations constituting Permitted Priority Debt shall be deemed part of the Series of Permitted Priority Debt to which it relates).

“Shutdown Costs” shall mean, with respect to any Asset Sale, all costs, charges and expenses incurred, accrued or paid by Holdings or any of its Restricted Subsidiaries with respect to: (i) the demobilization, decommissioning, restoration or operating expenses of any site, property, lease, building or tower no longer used or useful to the business of Holdings and its Restricted Subsidiaries as a result of such Asset Sale (a “Demobilized Site”), (ii) the demobilization, decommissioning, removal or disposal of any equipment, fixtures or other tangible personal property located on or used in connection with a Demobilized Site, (iii) circuits, backhaul or other signal transport facilities no longer used or useful to the business of Holdings and its Restricted Subsidiaries as a result of such Asset Sale (including break fees, termination costs or operating expenses), and (iv) any restructuring, severance, relocation, consolidation, closing, integration and transition activities undertaken in connection with or as a result of such Asset Sale.

“Solvent” shall mean that as of the date of determination, (a) the sum of the debt (including contingent liabilities) of Holdings and its Restricted Subsidiaries, taken as a whole, does not exceed the present fair saleable value or the fair value, in each case on a going concern basis, of the assets of Holdings and its Restricted Subsidiaries, taken as a whole; (b) the capital of Holdings and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Holdings and its Restricted Subsidiaries, taken as a whole; and (c) Holdings and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including contingent obligations beyond their ability to pay such debt as they mature in the ordinary course of business (including pursuant to refinancings. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Tranche” shall have the meaning provided in Section 2.15(a).

“Stated Maturity” shall mean, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiaries Guaranty” shall have the meaning provided in Section ~~5.09~~5A.09(a).

“Subsidiary” shall mean, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);

provided, however, that for avoidance of doubt, a Designated Entity shall not be deemed to be a Subsidiary of Holdings, the Borrower or any of its Restricted Subsidiaries so long as Holdings and its Restricted Subsidiaries do not own Voting Stock having the power (without regard to the occurrence of any contingency) to elect more than 50% of the directors, managers or trustees of such Designated Entity or become the sole general partner or the managing general partner of such Designated Entity.

“Subsidiary Guarantor” shall mean any Restricted Subsidiary of Holdings that guarantees the Obligations in accordance with the terms of this Agreement, and its successors and assigns, until released from its obligations under the Subsidiaries Guaranty in accordance with the terms hereof or thereof.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, penalties or similar liabilities applicable thereto.

“Term Loan” shall ~~have the meaning provided in Section 2.01.~~mean each B Term Loan and each C Term Loan.

“~~Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(a) directly below the column entitled “Term Loan Commitment,” as the same may be terminated pursuant to Section 3.01.~~

~~“Term Loan Maturity Date” shall mean October 10, 2019. “Term Note~~Ticking Fee” shall have the meaning provided in Section ~~2.05(a~~2.08(f).

“Total B Term Loan Commitment” shall mean, at any time, the sum of the B Term Loan Commitments of each of the Lenders at such time.

“Total C Term Loan Commitment” shall mean, at any time, the sum of the C Term Loan Commitments of each of the Lenders at such time.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

“Total Net Leverage Ratio” shall mean, on any date of determination, the ratio of (x) the aggregate amount of Indebtedness of Holdings and its Restricted Subsidiaries on a consolidated basis outstanding on such date minus Unrestricted cash and Cash Equivalents of the Credit Parties and their Restricted Subsidiaries (other than net cash proceeds of any Incremental Term Loan (including, for the avoidance of doubt, C Term Loans), except to the extent such net cash proceeds are reserved to be applied to the repayment of any Indebtedness of Holdings, its Restricted Subsidiaries and its Designated Entities) to (y) Consolidated Cash Flow for the Four Quarter Period most recently ended on or prior to such date; provided that for purposes of any calculation of the Total Net Leverage Ratio pursuant to this Agreement, Consolidated Cash Flow shall be determined on a Pro Forma Basis.

“Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder~~; provided that for purposes of Sections 2.13, 12.04(b), 12.12(a) and (b) and the definition of “Majority Lenders”, all Loans shall be deemed to constitute part of a single “Tranche”~~, with there being two separate tranches as of the First Amendment Effective Date (i.e., B Term Loans and C Term Loans).

“Transaction” shall mean, collectively, (i) the consummation of the Refinancing, (ii) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, the incurrence of Loans on the Initial Borrowing Date and the use of proceeds thereof and (iii) the payment of all fees and expenses in connection with the foregoing.

“Transaction Date” shall mean, with respect to the incurrence of any Indebtedness by Holdings or any of its Restricted Subsidiaries, the date such Indebtedness is to be incurred, with respect to any Restricted Payment, the date such Restricted Payment is to be made, with respect to the making of any Investment, the date such Investment is to be made, and with respect to the incurrence of any Lien by Holdings or any of its Restricted Subsidiaries, the date such Lien is to be incurred.

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a LIBOR Loan.

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the projected benefit obligation under U.S. accounting standards, determined as of the date of the most recent actuarial valuation for such purpose for such Plan in accordance with the actuarial assumptions relied on in such actuarial valuation, exceeds the fair market value of all plan assets (excluding any accrued but unpaid contributions).

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted” shall mean, when referring to cash or Cash Equivalents of Holdings or any of its Restricted Subsidiaries, that such cash or Cash Equivalents are not Restricted.

“Unrestricted Subsidiary” shall mean any Subsidiary of Holdings (other than the Borrower) that is or, prior to the Effective Date, has been designated by the Board of Directors of Holdings as an Unrestricted Subsidiary (to the extent so designated from and after the Effective Date, in compliance with Section 9.08 hereof) and any Subsidiary of such Subsidiary. As of the Effective Date, Cricket Music Holdco, LLC, a Delaware limited liability company, and its direct and indirect Subsidiaries are Unrestricted Subsidiaries.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning provided to such term in Section 4.04(f).

“Voting Stock” of any Person as of any date shall mean the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned” shall mean, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares and shares issued to foreign nationals to the extent required by applicable law) by such Person or one or more wholly owned Subsidiaries of such Person.

“Withholding Agent” shall mean the Credit Parties and the Administrative Agent.

1.02 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01 shall have the respective meanings given to them under GAAP (financial statements and other information required to be delivered by the Borrower to Lenders pursuant to Section 8.01 shall be prepared in accordance with GAAP as in effect at the time of such preparation). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders, which shall not be unreasonably conditioned, withheld or delayed); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Additionally, calculations in connection with the definitions, covenants and other provisions of this Agreement shall be made without giving effect to any election under FASB Accounting Standards Codification 810, 820 or 825 (or any other part of FASB Accounting Standards Codification having a similar result or effect) for all purposes hereunder, including to value any Indebtedness or other liabilities of any Credit Party or any Restricted Subsidiary of any Credit Party at “fair value” or to include any gain or loss attributable thereto in the calculation of net income (or loss) of any Credit Party or any Restricted Subsidiary of any Credit Party. Notwithstanding anything in this Agreement to the contrary, any change in GAAP occurring after December 31, 2011 that would require operating leases to be treated similarly to capital leases shall not be given effect in the definition of Indebtedness or any related definitions or in the computation of any financial ratio or requirement).

(c) As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity

Interests, securities, revenues, accounts, leasehold interests and contract rights, (iii) the word “will” shall be construed to have the same meaning and effect as the word “shall”, and (iv) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) to Holdings, the Borrower or any other Credit Party shall be construed to include Holdings, the Borrower or such Credit Party as debtor and debtor-in-possession and any receiver or trustee for Holdings, the Borrower or any other Credit Party, as the case may be, in any insolvency or liquidation proceeding.

(d) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.03 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

SECTION 2. Amount and Terms of Credit.

2.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a B Term Loan Commitment severally agrees to make a term loan or term loans (each, a “B Term Loan” and, collectively, the “B Term Loans”) to the Borrower, which B Term Loans (i) shall be incurred pursuant to a single drawing on the Initial Borrowing Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans, provided that except as otherwise specifically provided in Section 2.10(b), all B Term Loans comprising the same Borrowing shall at all times be of the same Type, and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the B Term Loan Commitment of such Lender on the Initial Borrowing Date. Once repaid, B Term Loans incurred hereunder may not be reborrowed.

(b) Subject to and upon the terms and conditions set forth herein, each Lender with a C Term Loan Commitment severally agrees to make a term loan or term loans (each, a “C Term Loan” and, collectively, the “C Term Loans”) to the Borrower, which C Term Loans (i) shall be incurred pursuant to a single drawing to occur on or after the First Amendment Effective Date and on or prior to the C Term Commitment Termination Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans, provided that except as otherwise specifically provided in Section 2.10(b), all C Term Loans comprising the same Borrowing shall at all times be of the same Type, and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the C Term Loan Commitment of such Lender on the C Term Borrowing Date (immediately prior to giving effect to the incurrence of C Term Loans and the termination of the Total C Term Loan Commitment on such date). Once repaid, C Term Loans incurred hereunder may not be reborrowed.

2.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ~~10~~14 Borrowings of LIBOR Loans in the aggregate for all Tranches of Loans.

2.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur (x) LIBOR Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days’ prior notice of each LIBOR Loan to be incurred hereunder and (y) Base Rate Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day’s (or same day notice with respect to the Initial Borrowing Date or the C Term Borrowing Date) prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (New York City time) on such day. Each such notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) ~~and (iii~~, (iii) whether the Loans being incurred pursuant to such Borrowing shall constitute B Term Loans or C Term Loans and (iv) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, LIBOR Loans and, if LIBOR Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

2.04 Disbursement of Funds. No later than 1:00 P.M. (New York City time) on the date specified in each Notice of Borrowing each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the Borrower at the Payment Office, or to such other account or accounts as the Borrower may specify in writing prior to the Initial Borrowing Date or (in the case of a Borrowing of C Term Loans) the C Term Borrowing Date, the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the

Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

2.05 Notes. (a) The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 12.15 and shall, if requested by such Lender, also be evidenced by (i) in the case of B Term Loans, a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each, a “B Term Note”) and (ii) in the case of C Term Loans, a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a “C Term Note”).

(b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Loans.

(c) Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

2.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that, (i) except as otherwise provided in Section 2.10(b), LIBOR Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of LIBOR Loans shall reduce the outstanding principal amount of such LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) except for conversions of Base Rate Loans into LIBOR Rate Loans with an Interest Period of one month during the continuance of a Default (but not an Event of Default), unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into LIBOR Loans if no Default or Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of LIBOR Loans than is permitted under Section 2.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 1:00 P.M. (New York City time) at least (x) in the case of conversions of Base Rate Loans into LIBOR Loans, three Business Days’ prior notice and (y) in the case of conversions of LIBOR Loans into Base Rate Loans, one Business Day’s prior notice (each, a “Notice of Conversion/Continuation”), in each case in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted into LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

2.07 Pro Rata Borrowings. All Borrowings of B Term Loans and C Term Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their B Term Loan Commitments or C Term Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

2.08 Interest; Ticking Fee. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a LIBOR Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.

(b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each LIBOR Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such LIBOR Loan to a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the LIBO Rate for such Interest Period.

(c) Overdue principal and other overdue amounts, including to the extent permitted by law, overdue interest in respect of each Loan, shall, in each case, bear interest at a rate per annum equal to (x) in the case of overdue principal, the rate which is 2% in excess of the rate then borne by such Loans and (y) in the case of other overdue amounts, the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest that accrues under this Section 2.08(c) shall be payable on demand.

(d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans of any Tranche, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each LIBOR Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) Upon each Interest Determination Date, the Administrative Agent shall determine the LIBO Rate for each Interest Period applicable to the respective LIBOR Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(f) The Borrower agrees to pay to each Lender with a C Term Loan Commitment a ticking fee (a “Ticking Fee”) for each day (if any) during the period commencing on March 15, 2013 to and including the C Term Commitment Termination Date equal to 0.50% per annum of such Lender’s C Term Loan Commitment as in effect on such day with respect to the C Term Loans, with such payment to be earned by, and payable to, each such Lender on the C Term Commitment Termination Date (with the calculations of the Ticking Fee to be based on a 360-day year and actual days elapsed).

2.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any LIBOR Loan (in the case of the initial Interest Period applicable thereto) or prior to 1:00 P.M. (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to such LIBOR Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such LIBOR Loan, which Interest Period shall, at the option of the Borrower, be (x) a one, two, three, six or, if approved by each Lender with Loans and/or Commitments under the relevant Tranche, nine or twelve month period or (y) if agreed by the Administrative Agent in its sole discretion, such other period not to exceed one-month, provided that (in each case):

(a) all LIBOR Loans comprising a Borrowing shall at all times have the same Interest Period;

(b) the initial Interest Period for any LIBOR Loan shall commence on the date of Borrowing of such LIBOR Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(c) if any Interest Period for a LIBOR Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(d) if any Interest Period for a LIBOR Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a LIBOR Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(e) except for an Interest Period of one month, but only during the continuance of a Default (but not an Event of Default), unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

(f) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the ~~Term Loan~~ Maturity Date for such Tranche of Loans; and

(g) no Interest Period in respect of any Borrowing of B Term Loans or C Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such B Term Loans or C Term Loans, as the case may be, will be required to be made under

Section 4.02(a)(i) or (ii), if the aggregate principal amount of such B Term Loans or C Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such B Term Loans or C Term Loans, as the case may be, then outstanding less the aggregate amount of such required repayment.

If by 1:00 PM. (New York City time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such LIBOR Loans as provided above, the Borrower shall be deemed to have elected (x) in the event of failure to elect, a LIBOR Loan with an Interest Period of one month and (y) in the event of prohibition to elect, to convert such LIBOR Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

2.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBO Rate; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loan that such Lender reasonably deems material because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, including: (A) any such change subjecting any Recipient to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBO Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the London interbank market or the position of such Lender in such market (including that the LIBO Rate with respect to such LIBOR Loan does not adequately and fairly reflect the cost to such Lender of funding such LIBOR Loan); or

(iii) at any time, that the making or continuance of any LIBOR Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the London interbank market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to LIBOR Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees, subject to the provisions of Section 2.11(b) (to the extent applicable), to pay to such Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or 2.10(a)(iii)(z), the Borrower may, and in the case of a LIBOR Loan affected by the circumstances described in Section 2.10(a)(iii)(x) or (y), the Borrower shall, either (x) if the affected LIBOR Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such LIBOR Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

(c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

(d) Notwithstanding anything in this Agreement to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, shall be deemed to be a change after the Effective Date in a requirement of law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 2.10).

2.11 Compensation. (a) The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (unless withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its LIBOR Loans occurs on a date which is not the last day of an Interest Period with respect thereto; or (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower.

(b) Notwithstanding anything to the contrary, with respect to any Lender’s claim for compensation under Section 2.10(a), 2.10(c) or 4.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. For purposes of this Section 2.11(b), with respect to any claim for compensation relating to Taxes, the 180-day period shall commence no earlier than the date on which the relevant Lender receives a written assessment from the taxing authority that such Taxes are due and payable.

2.12 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c) or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.10 and 4.04.

2.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c) or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as (and to the extent) provided in Section 12.12(b), the Borrower shall have the right, in accordance with Section 12.04(b), to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of which shall be reasonably acceptable to the Administrative Agent or, in the case of a replacement as provided in Section 12.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, to replace the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that:

(a) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only the outstanding Term Loans of any Tranche, the outstanding Term Loans of the respective Tranche or Tranches with respect to which such Lender is being replaced) of, the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced; and

(b) all obligations of the Borrower then owing to the Replaced Lender (other than those (a) specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.11(a) or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and is authorized (which authorization is coupled with an interest) to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 12.04. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (a) and (b) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 12.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans or Commitments of another Tranche hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to Section 4.04 and indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 11.06, 12.01 and 12.06), which shall survive as to such Replaced Lender.

2.14 Incremental Term Loans. (a) The Borrower shall have the right, in consultation and coordination with the Administrative Agent, to request (by written notice to the Administrative Agent) at any time and from time to time after the Initial Borrowing Date, additional term loans to be made pursuant to (and to constitute a part of) on existing Tranche of Term Loans and/or one or more additional Tranches of term loans under this Agreement (the “Incremental Term Loans”); provided that

(i) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default pursuant to Section 10.01 or 10.05 and no Event of Default shall have occurred and be continuing and at the time that any such Incremental Term Loan is made no Default pursuant to Section 10.01 or 10.05 and no Event of Default shall have occurred and be continuing or result therefrom;

(ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date such Incremental Term Loan is made (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date);

(iii) the aggregate amount of all Incremental Term Loans (which shall include, for the avoidance of doubt, all C Term Loans incurred on the C Term Borrowing Date) made available pursuant to this Section 2.14 shall not exceed the greater of (x) $400 million, and (y) an amount such that the Senior Secured Net Leverage Ratio as of the last day of the most recently ended Four Quarter Period, on a Pro Forma Basis after giving effect to such Incremental Term Loans (and the use of proceeds thereof), does not exceed 3.5:1.00; and

(iv) Holdings shall have delivered to the Administrative Agent and each Lender a certificate executed by an Authorized Officer of Holdings, (A) certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (ii), inclusive, and (B) containing the calculations (in reasonable detail) required by the preceding clause (iii).

(b) All Incremental Term Loans (and all interest, fees and other amounts payable thereon) shall (x) be Obligations under this Agreement and the other applicable Credit Documents, (y) be secured by the relevant Security Documents, and guaranteed under each relevant Guaranty, on a pari passu basis with all other Term Loans and Incremental Term Loans secured by each such Security Document and guaranteed under each such Guaranty and (z) have similar terms as the B Term Loans (except that the mandatory prepayments shall be on a no greater than ratable basis with the then outstanding Term Loans; provided, however, that (i) in the case of a new tranche of Incremental Term Loans, (I) the maturity and amortization of such tranche of Incremental Term Loans may differ, so long as such tranche of Incremental Term Loans shall have (A) a final stated maturity date of no earlier than the ~~Term Loan~~Latest Maturity Date and (B) a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the C Term Loans, (II) the Effective Yield for such new tranche of Incremental Term Loans may exceed the Effective Yield then applicable to ~~the~~any Tranche of Term Loans and any other tranche of Incremental Term Loans if the Applicable Margin for ~~the~~each Tranche of Term Loans and any other tranche of Incremental Term Loans is (or are) increased (to the extent necessary) such that the Effective Yield thereof is not lower than an Effective Yield equal to 0.50% per annum less than the Effective Yield of such new tranche of Incremental Term Loans and (III) the other terms of a given tranche of Incremental Term Loan (including the amortization schedule) shall be as agreed between the Borrower and the Lenders providing such Incremental Term Loans, and (ii) in the case of Incremental Term Loans to be made pursuant to (and to constitute a part of) the existing Tranche of Term Loans, (A) such new Incremental Term Loans shall have the same Scheduled Term Loan Repayment Dates as then remain with respect to ~~the~~such existing Tranche of Term Loans (with the amount of each Scheduled Term Loan Repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to ~~the~~such existing Tranche of Term Loans, thereby increasing the amount of each then remaining Scheduled Term Loan Repayment proportionately, and (B) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.09, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans of the applicable Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender will participate proportionately in each then outstanding Borrowing of Term Loans under such Tranche.

(c) Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans.

(d) Incremental Term Loans may be made by any existing Lender or by any other bank or other financial institution (other than an Affiliated Lender) (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent shall have consented to such Lender’s or Additional Lender’s making such Incremental Term Loans if such consent would be required under Section 12.04(b) for an assignment of Loans to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans shall become Commitments under this Agreement pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by Holdings, the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section (including, in the case of Incremental Term Loans structured as a separate Tranche, the incorporation of class voting rights that prevent Lenders from agreeing to modifications that would allocate (or reallocate) payments to the Lenders in a non-pro rata manner unless such modifications are agreed to by a majority or supermajority of the Lenders holding the Loans or Incremental Term Loans whose payment rights are being modified).

(e) The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof such conditions as the parties thereto shall agree, including, without limitation, (i) the delivery of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each Guarantor acknowledging that such Incremental Term Loans shall constitute (and be included in the definition of) “Guaranteed Obligations,” as applicable, under each Guaranty of such Guarantor, (ii) the delivery by Holdings and its Subsidiaries of such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Administrative Agent to ensure that the Incremental Term Loans (and related Obligations) are secured by, and entitled to the benefits of, the relevant Security Documents, and (iii) the delivery of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent.

(f) No Lender shall be obligated to provide any Incremental Term Loans, unless it so agrees in its sole discretion.

(g) This Section 2.14, including any amendments made to the Credit Documents to implement the provisions of this Section 2.14, shall supersede any provisions in Section 2.07, 12.06 or 12.12 to the contrary.

2.15 Loan Modification Offers.

(a) The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Tranches on the same terms to each such Lender (each Tranche subject to such a Loan Modification Offer, a “Specified Tranche”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower; provided that (i) any such offer shall be made by the Borrower to all Lenders with Loans with a like maturity date (whether under one or more Tranche) on a pro rata basis (based on the aggregate outstanding principal amount of the applicable Loans), (ii) no Event of Default shall have occurred and be continuing at the time of any such offer, and (iii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent); provided that, notwithstanding anything to the contrary, (1) assignments and participations of Specified Tranches shall be governed by the same or, at the Borrower’s discretion, more restrictive assignment and participation provisions applicable to Loans set forth in Section 12.04, and (2) no repayment of Specified Tranches shall be permitted unless such repayment is accompanied by an at least pro rata repayment of all earlier maturing Loans (including previously extended Loans) (or all earlier maturing Loans (including previously extended Loans) shall otherwise be or have been terminated and repaid in full). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Specified Tranche that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Specified Tranche as to which such Lender’s acceptance has been made. No Lender shall have any obligation to accept any Loan Modification Offer.

(b) A Permitted Amendment shall be effected pursuant to an amendment to this Agreement (a “Loan Modification Agreement”) executed and delivered by the Borrower, each applicable Accepting Lender and the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. No Loan Modification Agreement shall provide for any extension of a Specified Tranche in an aggregate principal amount that is less than $25,000,000. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.15, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Tranche” of loans and/or commitments hereunder; provided, that no Loan Modification Agreement may provide for (i) any Specified ~~Class~~Tranche to be secured by any Collateral or other assets that does not also secure the Loans and (ii) so long as any Loans are outstanding, any mandatory or voluntary prepayment provisions that do not also apply to the Loans on a pro rata basis.

(c) Subject to Section 2.15(b), the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Loan Modification Agreement that a minimum amount (to be determined and specified in the relevant Loan Modification Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Loans of any or all applicable Tranches be extended.

(d) This Section 2.15, including any amendments made to the Credit Documents to implement the provisions of this Section 2.15, shall supersede any provisions in Section 2.07, 12.06 or 12.12 to the contrary.

SECTION 3. Reductions of Commitment.

3.01 Mandatory Reduction of Commitments. (a) The Total B Term Loan Commitment (and the B Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on October 12, 2012 unless the Initial Borrowing Date has occurred on or prior to such date.

(b) In addition to any other mandatory commitment reductions pursuant to this Section 3.01, the Total C Term Loan Commitment (and the C Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the ~~Initial~~earliest to occur of (i) the date that is 60 days after the First Amendment Effective Date, (ii) the C Term Borrowing Date (immediately after giving effect to the Borrowing of C Term Loans on such date) and (iii) the date of any earlier termination of the C Term Loan Commitments pursuant to Section 10 (such earliest date, the “C Term Commitment Termination Date”).

3.02 Voluntary Reduction of Commitments. On the C Term Borrowing Date (immediately prior to the incurrence of ~~Term Loans on such date)~~the C Term Loans on such date), the Borrower shall have the right to voluntarily reduce the Total C Term Loan Commitment in part or in whole in integral multiples of $1,000,000, subject to the delivery of at least three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders). Each such reduction to the Total C Term Loan Commitment shall apply proportionately to permanently reduce the C Term Loan Commitment of each Lender with a C Term Loan Commitment.

SECTION 4. Prepayments; Payments; Taxes.

4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, except as otherwise provided in clause (b) of this Section 4.01, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 2:00 PM (New York City time) at the Notice Office (x) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans and (y) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay LIBOR Loans, which notice (in each case) shall specify whether B Term Loans and/or C Term Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which such LIBOR Loans were made, and which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each partial prepayment of Term Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent in any given case), provided that if any partial prepayment of LIBOR Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of LIBOR Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 4.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (iv) each prepayment of a Tranche of Term Loans pursuant to this Section 4.01(a) shall reduce the then remaining Scheduled Term Loan Repayments of the respective Tranche of Term Loans in the order directed by the Borrower (it being agreed that, subject to Section 2.15(a), voluntary prepayments may be apportioned by the Borrower among Tranches (as opposed to within a Tranche) in a non-prorata fashion).

(b) In the event that on or prior to the first anniversary of the Effective Date, a Repricing Transaction shall occur with respect to the B Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders holding B Term Loans, a prepayment premium of 1.00% of the amount of the B Term Loans prepaid, repaid or refinanced or, in the case of an amendment, outstanding immediately prior to such amendment.

(c)~~(b) In the event that on or prior to the first anniversary of the Effective Date, a Repricing Transaction shall occur~~In the event that on or prior to the first anniversary of the First Amendment Effective Date, a Repricing Transaction shall occur with respect to the C Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders holding C Term Loans, a prepayment premium of 1.00% of the amount of the C Term Loans prepaid, repaid or refinanced or, in the case of an amendment, outstanding immediately prior to such amendment.

4.02 Mandatory Repayments. (a) (i) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below (each, a “Scheduled B Term Loan Repayment Date”), the Borrower shall be required to repay that principal amount of B Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in ~~Section~~Sections 4.01(a) ~~or 4.01(b~~and 4.02(f), a “Scheduled B Term Loan Repayment”):

Scheduled B Term Loan Repayment Date	Amount

The last Business Day of Holdings’ Fiscal Quarter ending March 31, 2013	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending June 30, 2013	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending September 30, 2013	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending December 31, 2013	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending March 31, 2014	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending June 30, 2014	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending September 30, 2014	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending December 31, 2014	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending March 31, 2015	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending June 30, 2015	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending September 30, 2015	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending December 31, 2015	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending March 31, 2016	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending June 30, 2016	$1,000,000

Scheduled B Term Loan Repayment Date	Amount

The last Business Day of Holdings’ Fiscal Quarter ending September 30, 2016	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending December 31, 2016	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending March 31, 2017	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending June 30, 2017	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending September 30, 2017	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending December 31, 2017	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending March 31, 2018	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending June 30, 2018	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending September 30, 2018	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending December 31, 2018	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending March 31, 2019	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending June 30, 2019	$1,000,000

The last Business Day of Holdings’ Fiscal Quarter ending September 30, 2019	$1,000,000

B Term Loan Maturity Date	$373,000,000

(ii) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below (each, a “Scheduled C Term Loan Repayment Date”), the Borrower shall be required to repay principal of C Term Loans on the last Business Day of each Fiscal Quarter of Holdings (commencing with the Fiscal Quarter of Holdings ending September 30, 2013), in an amount equal to 0.25% times the initial principal amount of C Term Loans incurred by the Borrower on the C Term Borrowing Date (each such required repayment, as the same may be reduced as provided in Sections 4.01(a) and 4.02(f), a “Scheduled C Term Loan Repayment”).

(b) In addition to any other mandatory repayments pursuant to this Section 4.02, within five Business Days after each date on or after the Initial Borrowing Date upon which Holdings or any of its Restricted Subsidiaries receives any cash proceeds from any issuance or incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 9.03), an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 4.02(f) and (g) (together with any premium applicable pursuant to Section 4.01(b) or 4.01(c)).

(c) In addition to any other mandatory repayments pursuant to this Section 4.02, within five Business Days after each date on or after the Initial Borrowing Date upon which Holdings or any of its Restricted Subsidiaries receives any Net Proceeds from any Asset Sale, an amount equal to the Applicable Loan Percentage of such Net Proceeds shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 4.02(f), (g) and (i); provided, however, that such Net Proceeds shall not be required to be so applied on such date so long as no Event of Default then exists and such Net Proceeds are intended to be used or contractually committed to be used to purchase assets used or useful in the businesses permitted pursuant to Section 9.07 (including Equity Interests in any Person engaged in any such business) within 365 days following the date of such Asset Sale, provided further, that (i) if all or any portion of such Net Proceeds not required to be so applied as provided above in this Section 4.02(c) as a result of reinvestment rights are not so reinvested within such 365-day period (or, if contractually committed within such 365-day period, not so reinvested within 180 days following the end of such 365-day period) (or such earlier date, if any, as Holdings or the relevant Restricted Subsidiary determines not to reinvest such Net Proceeds from such Asset Sale as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 4.02(c) without regard to the preceding proviso, (ii) such Net Proceeds shall not be required to be so applied on such date (or any later date) until such time as the aggregate unutilized Net Proceeds that are otherwise required to be applied as a mandatory prepayment pursuant to this clause (c) shall be equal to or greater than $20.0 million, at which time an amount equal to the Applicable Loan Percentage of the entire unutilized amount of Net Proceeds (not only the amount in excess of $20.0 million) shall be applied as a mandatory prepayment pursuant to this clause (c), (iii) to the extent that such Net Proceeds do not constitute proceeds of Collateral, such Net Proceeds shall not be required to be so applied to the extent such Net Proceeds have been or will be applied to repay, prepay, defease, redeem, purchase or otherwise retire (x) unsubordinated Indebtedness of Holdings or the Restricted Subsidiaries in any case owing to a person other than the Borrower or any Affiliate of the Borrower or (y) Indebtedness secured by a Permitted Lien on the assets that were the subject of such Asset Sale, (iv) such Net Proceeds shall not be required to be so applied on such date to the extent such Net Proceeds have been or will be applied to repay, prepay, defease, redeem, purchase or otherwise retire Permitted Priority Debt (and, in the case of revolving loans and other similar obligations, permanently reduce the commitment thereunder), (v) in the case of an Asset Sale by a Restricted Subsidiary that is not a Subsidiary Guarantor, such Net Proceeds shall not be required to be so applied on such date to the extent such Net Proceeds have been or will be applied to repay, prepay, defease, redeem, purchase or otherwise retire Indebtedness of such Restricted Subsidiary (and, in the case of revolving loans and other similar obligations, permanently reduce the commitment thereunder), (vi) to the extent that such Net Proceeds constitute proceeds of Collateral, all such Net Proceeds shall be subject to the Lien under the Security Documents to the extent required thereunder until such time as the same are reinvested or otherwise applied in accordance with this clause (c), and (vii) Net Proceeds from Asset Sales consummated prior to the second anniversary of the Effective Date not to exceed in the aggregate 7.0% of the total assets of Holdings (as reported in the most recent Quarterly Report on Form 10-Q filed by Holdings prior to the Effective Date) shall not be applied in accordance with, or otherwise subject to, this clause (c) to the extent applied or intended to be applied to repay, prepay, defease, redeem, purchase or otherwise retire the Secured Notes and/or pay Shutdown Costs for any Asset Sale. The difference between the Net Proceeds required to be applied as a mandatory prepayment pursuant to this clause (c) (determined, for this purpose, after giving effect to the two provisos in the immediately preceding sentence but as if the preceding sentence required application of 100% of such Net Proceeds to the repayment of Term Loans (rather than the Applicable Percentage thereof)) and the Applicable Loan Percentage thereof shall be applied in accordance with the Indenture and any other applicable Parity Lien Documents (other than this Agreement) and, to the extent any such remaining Net Proceeds are not applied or intended to be applied to: (x) repay, prepay, defease, redeem, purchase or otherwise retire any of the Secured Notes or other Parity Lien Obligations or (y) pay Shutdown Costs for any Asset Sale (to the extent that such Shutdown Costs were not deducted in computing Net Proceeds), such remaining Net Proceeds shall then be applied in accordance with this Section 4.02(c).

(d) In addition to any other mandatory repayments pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to the Applicable Excess Cash Flow Percentage of the Excess Cash Flow for the related Excess Cash Payment Period shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(f), (g) and (i); provided that repayments of principal of Indebtedness of Holdings and its Restricted Subsidiaries made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds during the applicable Excess Cash Payment Period shall reduce on a dollar-for-dollar basis the amount of such mandatory repayment otherwise required on the applicable Excess Cash Payment Date pursuant to this Section 4.02(d).

(e) In addition to any other mandatory repayments pursuant to this Section 4.02, within five Business Days after each date on or after the Initial Borrowing Date upon which Holdings or any of its Restricted Subsidiaries receives any Net Cash Proceeds from any Recovery Event (other than Recovery Events where such Net Cash Proceeds do not exceed $50,000,000), an amount equal to 100% of the Net Cash Proceeds from such Recovery Event shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 4.02(f), (g) and (i); provided, however, that such Net Cash Proceeds shall not be required to be so applied on such date so long as no Event of Default then exists and such Net Cash Proceeds are intended to be used or contractually committed to be used (or have been so used or contractually committed to be used) to invest in assets used or useful in a business permitted under Section 9.07 (including Equity Interests in any Person engaged in any such business), in the case of Net Cash Proceeds not so used at such time, within 365 days (and, if contractually committed prior to or within such 365-day period, actually used within 180 days following the end of such 365-day period) following the date of the receipt of such Net Cash Proceeds, and provided further, that if all or any portion of such Net Cash Proceeds not required to be so applied pursuant to the preceding proviso are not so used within 365 days (plus if applicable 180 days) after the date of the receipt of such Net Cash Proceeds (or such earlier date, if any, as Holdings or the relevant Restricted Subsidiary determines not to reinvest the Net Cash Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 4.02(e) without regard to the immediately preceding proviso.

(f) Each amount required to be applied pursuant to Sections 4.02(b), (c), (d) and (e), in accordance with this Section 4.02(f) shall be applied (subject to Section 4.02(i) below) (i) to repay ~~the~~Term Loans on a pro rata basis among each Tranche of Term Loans (based upon the then outstanding principal amount of the respective Tranches of Term Loans~~,~~) and (y) to reduce the then remaining Scheduled Term Loan Repayments of the respective Tranche of Term Loans in direct order of maturity (based upon the then remaining principal amounts of the Scheduled Term Loan Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto).

(g) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such LIBOR Loans were made, provided that: (i) repayments of LIBOR Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all LIBOR Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

(h) In addition to any other mandatory repayments pursuant to this Section 4.02, (i) all then outstanding Loans of a respective Tranche shall be repaid in full on the respective ~~Term Loan~~ Maturity Date for such Tranche of Loans, and unless the Required Lenders otherwise agree in writing, all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

(i) The Borrower shall notify the Administrative Agent in writing of any mandatory repayment of Term Loans required to be made pursuant to Section 4.02(d) or (e) at least two (2) Business Days prior to the date of such repayment. Each such notice shall specify the date of such repayment and provide a reasonably detailed calculation of the amount of such repayment. The Administrative Agent will promptly notify each Lender holding Term Loans of the contents of the Borrower’s repayment notice and of such Lender’s pro rata share of any repayment. Each such Lender may reject all or a portion of its pro rata share of any mandatory repayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Sections 4.02(d) or (e) or, if no Secured Notes are then outstanding, Section 4.02(c) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 P.M. (New York City time) on the Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such repayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender and the applicable Tranche(s) thereof. If a Lender fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected (or the applicable Tranche), any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans to which such Lender is otherwise entitled. Any Declined Proceeds shall be offered to the Lenders holding Term Loans not so declining such repayment on a pro rata basis in accordance with the principal amounts of the Term Loans of such Lenders (with such non-declining Lenders having the right to decline any repayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). To the extent such non-declining Lenders elect to decline their pro rata share of such Declined Proceeds, any Declined Proceeds remaining thereafter shall be retained by the Borrower.

4.03 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 2:00 PM (New York City time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

(b) All payments made by the Borrower hereunder and under any Note will be made without setoff, counterclaim or other defense.

4.04 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes not already paid by the Credit Parties to the relevant Governmental Authority.

(c) Indemnification by the Borrower. The Credit Parties shall jointly and severally indemnify, subject to the provisions of Section 2.11(b) (to the extent applicable), each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising there from or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 4.04, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such

Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. (i) The Administrative Agent and any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, as applicable, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Administrative Agent and any Lender, if reasonably requested by the Borrower or the Administrative Agent, as applicable, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not the Administrative Agent or such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Administrative Agent’s or Lender’s judgment such completion, execution or submission would subject such Lender to any material cost or expense or would materially prejudice its legal or commercial position.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Recipient that is a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Recipient that is not a U.S. Person (each, a “Foreign Recipient”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Recipient claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Recipient is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Recipient is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Recipient is a partnership and one or more partners of such Foreign Recipient are claiming the portfolio interest exemption, such Foreign Recipient may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such partner;

(C) any Foreign Recipient shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Recipient becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA:” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.04 (including by the payment of additional amounts pursuant to this Section 4.04), it shall pay to the appropriate Credit Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that (w) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a refund for any Taxes; (x) Borrower shall indemnify such Lender against Taxes (including interest and penalties) imposed on a Lender as a result of a disallowance or reduction of any Tax refund with respect to which such Lender has made a payment to the Credit Party pursuant to this Section 4.04(g) to the extent necessary to place such Lender in a net after-Tax position that is no less favorable than such Lender would have been in if such Lender had not received such refund or made such payment to the Credit Party; and (y) nothing in this Section 4.04(g) shall require the Lender to disclose any confidential information to a Credit Party (including, without limitation, its tax returns); and (z) no Lender shall be required to pay any amounts pursuant to this Section 4.04(g) at any time which an Event of Default exists.

(h) Survival. Each party’s obligations under this Section 4.04 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

~~SECTION 5.~~ SECTION 5A. Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Lender to make Loans on the Initial Borrowing Date, is subject at the time of the making of such Loans to the satisfaction of the following conditions:

~~5.01~~ 5A.01 Effective Date; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred as provided in Section 12.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same not later than 3 Business Days prior to the Initial Borrowing Date the appropriate Term Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

~~5.02~~ 5A.02 Officer’s Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by an Authorized Officer certifying on behalf of the Borrower as to such matters as reasonably requested by the Administrative Agent.

~~5.03~~ 5A.03 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received from Latham & Watkins LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit D and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

~~5.04~~ 5A.04 Company Documents; Proceedings; etc.~~(a)~~ (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by an Authorized Officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, together with copies of the certificate of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent. On the Initial Borrowing Date, all

company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of company proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper company or Governmental Authorities.

~~5.05~~ 5A.05 [Reserved]

~~5.06~~ 5A.06 [Reserved]

5A.07 [Reserved]~~(a)~~

~~5.07~~ 5A.08 Adverse Change~~(a)~~ . Since December 31, 2011, nothing shall have occurred (and neither the Administrative Agent nor any Lender shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have a Material Adverse Effect.

~~5.08~~ 5A.09 Litigation. On the Initial Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (i) with respect to the Transaction, this Agreement or any other Credit Document, or (ii) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

~~5.09~~ 5A.10 Subsidiaries Guaranty; Intercompany Subordination Agreement~~(a)~~ . (a) On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit F (as amended, modified and/or supplemented from time to time, the “Subsidiaries Guaranty”), and the Subsidiaries Guaranty shall be in full force and effect.

(b) On the Initial Borrowing Date, each Credit Party and each other Subsidiary of Holdings which is an obligee or obligor with respect to any Intercompany Debt shall have duly authorized, executed and delivered the Intercompany Subordination Agreement in the form of Exhibit J hereto (as amended, modified, restated and/or supplemented from time to time, the “Intercompany Subordination Agreement”), and the Intercompany Subordination Agreement shall be in full force and effect.

~~5.10~~ 5A.11 Security Documents. Each Credit Party shall have duly authorized, executed and delivered a ratification of the Security Documents in form and substance reasonably satisfactory to the Administrative Agent.

~~5.11~~ 5A.12 Financial Statements; Projections. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, and the Projections referred to in Sections 7.05(a) and (d).

~~5.12~~ 5A.13 Solvency Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer of Holdings in the form of Exhibit G hereto.

~~5.13~~ 5A.14 Fees, etc.~~(a)~~ (a) The Borrower agrees to pay to each Lender an initial yield payment equal to 1.00% of its Commitment on the Initial Borrowing Date (as in effect immediately before giving effect to the termination thereof pursuant to Section 3.01(b)), with such payment to be earned by, and payable to, each such Lender on the Initial Borrowing Date. The parties hereto acknowledge that for tax purposes only the initial yield payment shall be treated as a payment described in Treas. Reg. Section 1.1273-2(g)(2).

(b) On the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent (and its relevant affiliates) and each Lender all costs, fees and expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby payable to the Administrative Agent or such Lender to the extent then due.

In determining the satisfaction of the conditions specified in this Section ~~5,~~5A, (x) to the extent any item is required to be satisfactory to any Lender, such item shall be deemed satisfactory to each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Initial Borrowing Date that the respective item or matter does not meet its satisfaction and (y) in determining whether any Lender is aware of any fact, condition or event that has occurred and which would reasonably be expected to have a Material Adverse Effect or a material adverse effect of the type described in Section ~~5.07,~~5A.07, each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Initial Borrowing Date of such fact, condition or event shall be deemed not to be aware of any such fact, condition or event on the Initial Borrowing Date. Upon the Administrative Agent’s good faith determination that the conditions specified in this Section 5A have been met (after giving effect to the preceding sentence), then the Initial Borrowing Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Initial Borrowing Date shall not release Holdings or the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in this Section 5A).

SECTION 5B. Conditions Precedent to Credit Events on the C Term Borrowing Date.

The obligation of each Lender with a C Term Commitment to make C Term Loans on the C Term Borrowing Date is subject at the time of the making of the C Term Loans to the satisfaction of the following conditions:

5B.01 Notes. There shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same not later than 3 Business Days prior to the C Term Borrowing Date the appropriate C Term Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

5B.02 Section 2.14(a) Conditions. The conditions set forth in sub-clauses (i) through (iv) of Section 2.14(a) shall have been satisfied.

5B.03 Solvency Certificate On the C Term Borrowing Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer of Holdings in the form of Exhibit G hereto (adjusted appropriately to account for the incurrence of C Term Loans and the consummation of the 2013 Refinancing).

5B.04 Fees, etc. (a) The Borrower agrees to pay to each Lender with a C Term Loan Commitment an initial yield payment equal to 0.75% of its C Term Loan Commitment on the C Term Borrowing Date (as in effect immediately before giving effect to the termination thereof pursuant to Section 3.01(b) or any reduction thereto pursuant to Section 3.02), with such payment to be earned by, and payable to, each such Lender on the C Term Borrowing Date. The parties hereto acknowledge that for tax purposes only the initial yield payment shall be treated as a payment described in Treas. Reg. Section 1.1273-2(g)(2).

(b) On the C Term Borrowing Date, the Borrower shall have paid to the Administrative Agent and the Lead Arrangers (as defined in the First Amendment) all costs, fees and expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby payable to the Administrative Agent or the Lead Arrangers to the extent then due.

5B.05 Notice of Redemption. The Administrative Agent shall have received evidence that the Borrower has submitted, or on the C Term Borrowing Date will be submitting, an irrevocable notice of redemption in respect of all outstanding Secured Notes in accordance with the requirements under the Indenture (other than Secured Notes that are or will be accepted for purchase on or prior to the redemption date).

5B.06 Additional Secured Debt Designation. On or prior to the C Term Borrowing Date, the Borrower shall have delivered to the Collateral Trustee (i) an Additional Secured Debt Designation (as defined in the Collateral Trust Agreement) in substantially the form of Exhibit A attached to the Collateral Trust Agreement and (ii) an Officers’ Certificate (as defined in the Collateral Trust Agreement) stating that (x) the requirements set forth in Section 3.8 of the Collateral Trust Agreement have been satisfied and (y) the C Term Loans are “Parity Lien Debt”.

Upon the Administrative Agent’s good faith determination that the conditions specified in this Section 5B have been met, then the C Term Borrowing Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the C Term Borrowing Date shall not release Holdings or the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in this Section 5B).

SECTION 6. Conditions Precedent to All Credit Events.

The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date or the C Term Borrowing Date) is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date).

6.02 Notice of Borrowing. (a) Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by Holdings and the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5A (with respect to Credit Events on the Initial Borrowing Date), 5B (with respect to Credit Events on the C Term Borrowing Date) and in this Section 6 (with respect to Credit Events on or after the Initial Borrowing Date or the C Term Borrowing Date) and applicable to such Credit Event are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5A, 5B and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

SECTION 7. Representations, Warranties and Agreements.

In order to induce the Lenders to enter into this Agreement and to make the Loans, as provided herein, each of Holdings and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans with the occurrence of each Credit Event on or after the Initial

Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

7.01 Company Status. Each of Holdings and each of its Restricted Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except, in the case of clause (ii) and (iii), as could not either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except, in the case of clause (i) only, with respect to Restricted Subsidiaries that are not Subsidiary Guarantors.

7.02 Power and Authority. Each Credit Party has the ~~company~~ corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) except as could not reasonably be expected to have a Material Adverse Effect, will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) except as could not reasonably be expected to have a Material Adverse Effect, will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its Restricted Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Restricted Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject (including, without limitation, any agreement governing subordinated Indebtedness), other than any Notes Document, (iii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its Restricted Subsidiaries pursuant to the terms of any Notes Document, or (iv) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Restricted Subsidiaries.

7.04 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any Governmental Authority is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution and delivery of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document except (x) where the failure to obtain or make the same could not reasonably be expected to have a Material Adverse Effect, (y) those that have otherwise been obtained or made on or prior to the Initial Borrowing Date (or other date this representation is made) and which remain in full force and effect on the Initial Borrowing Date (or other date this representation is made) or (z) to the extent that the exercise of certain of the rights, powers, privileges and remedies of the Administrative Agent, the Collateral Trustee or the Lenders may constitute a de jure or de facto voluntary or involuntary assignment of an FCC License or a voluntary or involuntary transfer of de jure or de facto control of the holder of any such FCC License, the FCC’s prior consent thereto.

7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections. (a) (i) The audited consolidated balance sheet of Holdings at December 31, 2011 and the related consolidated statements of operations, cash flows and stockholders’ equity of Holdings for the Fiscal Year of Holdings ended on such date, in each case furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of Holdings at the date of said financial statements and the results for the period covered thereby and (ii) the unaudited condensed consolidated balance sheet of Holdings at June 30, 2012 and the related condensed consolidated statements of comprehensive income and cash flows of Holdings for the six-month period ended on such date, furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial condition of Holdings at the date of said financial statements and the results for the period covered thereby, subject to normal year-end adjustments and the absence of footnotes. All such financial statements have been prepared in all material respects in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes

(b) On and as of the Initial Borrowing Date, and after giving effect to the Transaction, Holdings and its Restricted Subsidiaries, taken as a whole, are Solvent.

(c) Except as disclosed in the financial statements (including the notes thereto) delivered pursuant to Section 7.05(a), the Annual Report on Form 10-K of Holdings for the Fiscal Year ended December 31, 2011, or the Quarterly Report on Form 10-Q for the Fiscal Quarter ended June 30, 2012 and except for the Indebtedness incurred under this Agreement, there are as of the Initial Borrowing Date no contingent liabilities or contingent obligations with respect to Holdings or any of its Restricted Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Holdings and its Restricted Subsidiaries, taken as a whole.

(d) The Projections delivered to the Administrative Agent and made available to the Lenders prior to the Initial Borrowing Date have been prepared in good faith based on assumptions that the Borrower believed reasonable at the time made and at the time such Projections were made available to the Lead Arranger, it being recognized and understood that such Projections are made as to future events and are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized.

(e) Since December 31, 2011, nothing has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

7.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Holdings and the Borrower, threatened (i) with respect to the Transaction or any Credit

Document or (ii) that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

7.07 Accuracy of Information. No factual information (taken as a whole) furnished by or on behalf of Holdings or the Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or the other Credit Documents contains any material misstatement of fact or omits to state any material fact necessary to make such information (taken as a whole), at such time in light of the circumstances under which such information was provided, not misleading in any material respect, it being understood and agreed that for purposes of this Section 7.07, such factual information shall not include the Projections or any pro forma financial information or other forecast and with respect to financial information, Holdings and Borrower only make the representations and warranties set forth in Section 7.05(a).

7.08 Use of Proceeds; Margin Regulations~~(a)~~ . (a)(i) All proceeds of the B Term Loans will be used by the Borrower to finance the Refinancing and to pay fees and expenses incurred in connection with the Transaction or for general corporate purposes~~.~~ and (ii) all proceeds of the C Term Loans will be used by the Borrower (x) to repay, prepay, defease, redeem, discharge and/or purchase all of the Secured Notes and up to $250 million in aggregate principal amount of the Convertible Notes and to pay any and all related premiums and accrued interest in connection therewith (the “2013 Refinancing”), (y) to pay fees and expenses incurred in connection with the First Amendment, the 2013 Refinancing and the related transactions, and (z) after the Secured Notes have been repaid, prepaid, defeased, redeemed, discharged and/or purchased in full and all related premiums and accrued interest in connection therewith have been paid in full (whether pursuant to payment, defeasance, redemption, discharge, purchase or otherwise), for general corporate purposes.

(b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. Not more than 25% of the value of the assets of Holdings, the Borrower and their respective Restricted Subsidiaries taken as a whole is represented by Margin Stock.

7.09 Tax Returns and Payments. Except as could not reasonably be expected to have a Material Adverse Effect, (a) each of Holdings and each of its Restricted Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all material returns, statements, forms and reports for taxes required to be filed by, or with respect to the income, properties or operations of, Holdings and/or any of its Restricted Subsidiaries; and (b) each of Holdings and each of its Restricted Subsidiaries has paid all taxes and assessments payable by it which have become due, other than those that are being contested in good faith and adequately disclosed and provided for on the financial statements of Holdings and its Restricted Subsidiaries in accordance with GAAP.

7.10 Compliance with ERISA. (a) Each Plan is in compliance with its terms and with ERISA and the Code and all other applicable laws and regulations, except where any failure to comply would not reasonably be expected to have a Material Adverse Effect. Each Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and to the knowledge of Holdings or the Borrower, nothing has occurred since the date of such determination that would reasonably be expected to adversely affect such determination (or, in the case of a Plan that has not yet received such a determination letter or opinion letter, to the knowledge of Holdings or the

Borrower, nothing has occurred that would reasonably be expected to adversely affect such qualification), except as would not reasonably be expected have a Material Adverse Effect. No ERISA Event has occurred other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) There exists no amount of Unfunded Pension Liability with respect to any Plan that would reasonably be expected to have a Material Adverse Effect.

(c) There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of Holdings or the Borrower, which would reasonably be expected either individually or in the aggregate to have a Material Adverse Effect.

(d) Holdings, the Borrower and any ERISA Affiliate have made all required contributions to or under each Plan and Multiemployer Plan as may be required by law, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan, except where any failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no Plan has applied for or received an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 of ERISA, (ii) Holdings, the Borrower and any ERISA Affiliate have not ceased operations at a facility that is treated as a withdrawal from or termination of a Plan under which more than one employer makes contributions pursuant to the provisions of Section 4062(e) of ERISA, withdrawn as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) from a Plan subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan with two or more contributing sponsors as a result of the termination of such Plan pursuant to Section 4064(a) of ERISA.

7.11 Security Documents. The provisions of the Security Agreement are effective to create in favor of the Collateral Trustee for the benefit of the Guaranteed Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Collateral described therein, and the Collateral Trustee, for the benefit of the Guaranteed Creditors, has, to the extent a Lien can be perfected by the filing of a UCC financing statement or by the taking of the other actions required pursuant to the Security Agreement, a fully perfected security interest in all right, title and interest in all of the Collateral described therein, subject to no other Liens other than Permitted Liens.

7.12 Properties. Except as could not reasonably be expected to have a Material Adverse Effect, (a) each of Holdings and each of its Restricted Subsidiaries has good and defensible title to all properties (and to all buildings, fixtures and improvements located thereon) owned by it, free and clear of all Liens, other than Permitted Liens and (b) each of Holdings and each of its Restricted Subsidiaries has a valid and defensible leasehold interest in the material properties leased by it free and clear of all Liens other than Permitted Liens.

7.13 Subsidiaries. On and as of the Initial Borrowing Date, Holdings has no Subsidiaries other than those Subsidiaries listed on Schedule 7.13. Schedule 7.13 sets forth, as of the Initial Borrowing Date, the percentage ownership (direct and indirect) of Holdings in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof.

7.14 Compliance with Statutes, etc. Each of Holdings and each of its Restricted Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, except, in each case, to the extent such non-compliances could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.15 Investment Company Act. Neither Holdings nor any of its Restricted Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

7.16 Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each of Holdings and each of its Restricted Subsidiaries is in compliance with all applicable Environmental Laws and has obtained and is in compliance with the terms of any permits required under such Environmental Laws; (b) there are no Environmental Claims pending or to the knowledge of Holdings or Borrower, threatened, against Holdings or any of its Restricted Subsidiaries; (c) no Lien, other than a Permitted Lien, has been recorded or to the knowledge of Holdings or the Borrower, threatened under any Environmental Law with respect to any Real Property owned by Holdings or any Restricted Subsidiary; (d) neither Holdings nor any of its Restricted Subsidiaries has agreed to assume or accept responsibility, for any liability of any other Person under any Environmental Law; and (e) to the Borrower’s knowledge there are no facts, circumstances, conditions or occurrences with respect to the past or present business, operations, properties or facilities of Holdings or any of its Restricted Subsidiaries, or any of their respective predecessors, that could reasonably be expected to give rise to any Environmental Claim or any liability under any Environmental Law. This Section 7.16 sets forth the sole representations and warranties of Holdings and its Restricted Subsidiaries with respect to environmental matters.

7.17 Employment and Labor Relations. Neither Holdings nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Restricted Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Restricted Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Restricted Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against Holdings or any of its Restricted Subsidiaries, (iii) no equal employment opportunity charges or other claims of employment discrimination pending or, to Holdings’ knowledge, threatened against Holdings or any of its Restricted Subsidiaries and (iv) no wage and hour department investigation of Holdings or any of its Restricted Subsidiaries pending, except (with respect to any matter specified in clauses (i) – (iv) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

7.18 Intellectual Property, etc. Each of Holdings and each of its Restricted Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or have which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

SECTION 8. Affirmative Covenants. Each of Holdings and the Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment has terminated and the Loans, Notes, Fees and all other Obligations (other than indemnities described in Section 12.13 and reimbursement obligations under Section 12.01 which, in either case, are not then due and payable) incurred hereunder and thereunder, are paid in full:

8.01 Information Covenants. Holdings will furnish to the Administrative Agent:

(a) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each Fiscal Year of Holdings, (i) the consolidated balance sheet of Holdings and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and statement of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year, all of which shall be certified by the chief financial officer of Holdings that they fairly present in all material respects in accordance with GAAP the financial condition of Holdings and its Consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis with respect to such quarterly accounting period.

(b) Annual Financial Statements. Within 90 days after the close of each Fiscal Year of Holdings, (i) the consolidated balance sheet of Holdings and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and statement of cash flows for such Fiscal Year setting forth comparative figures for the preceding Fiscal Year and certified by PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing, accompanied by a report of such accounting firm (which report shall be without a “going concern” or like qualification or exception and without any qualification or exception as to scope of audit), and (ii) management’s discussion and analysis with respect to such Fiscal Year. So long as not contrary to the then current recommendations of the Public Company Accounting Oversight Board (United States), Holdings shall exercise its commercially reasonable efforts to ensure that the financial statements delivered pursuant to this Section 8.01(b) are accompanied by a written statement of Holdings’ independent registered public accounting firm (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Borrower has violated any financial covenants contained herein that would be covered by the procedures performed in connection with their audit of such financial statements or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) Unrestricted Subsidiary Disclosure. If Holdings has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Sections 8.01(a) and 8.01(b) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Holdings.

(d) Budgets. No later than ~~45 days following the first day of each Fiscal Year of Holdings~~time of the delivery of the financial statements provided for in Section 8.01(b), a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets for Holdings and its Consolidated Subsidiaries on a consolidated basis~~) (i~~) for each of the Fiscal Quarters of such Fiscal Year prepared in reasonable detail and ~~(ii) for the~~

~~three immediately succeeding Fiscal Years prepared in summary form, in each case~~ setting forth, with appropriate discussion, the principal assumptions upon which such budget is based.

(e) Officer’s Certificates. At the time of the delivery of the financial statements provided for in ~~Sections~~Section 8.01~~(a) and~~ (b), a compliance certificate from the chief financial officer of Holdings in the form of Exhibit H certifying on behalf of Holdings that, to such officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall ~~if delivered with the financial statements required by Section 8.01(b),~~ set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Payment Period.

(f) Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within three Business Days after any officer of Holdings or any of its Restricted Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against Holdings or any of its Restricted Subsidiaries (x) which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Credit Document, or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

(g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Holdings or any of its Restricted Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) or deliver to holders (or any trustee, agent or other representative therefor) of any subordinated Indebtedness, any Permitted Refinancing Indebtedness in respect of the foregoing Indebtedness or any of its material Indebtedness for borrowed money, in each case pursuant to the terms of the documentation governing the same.

(h) Management Letters. Promptly after Holdings’ or any of its Consolidated Subsidiaries’ receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto.

(i) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or any of its Restricted Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

Financial statements and other information required to be delivered pursuant to Sections 8.01(a) and (b) and information required to be delivered pursuant to Section 8.01(c), (e) and (g) (in each case, to the extent such financial statements or information are included in materials otherwise filed with the SEC) shall be deemed to have been delivered to the Administrative Agent on the date on which such information has been posted on the Borrower’s website on the Internet (or such other website identified by the Borrower to the Administrative Agent) or is available via the EDGAR system (or any successor system) of the SEC on the Internet (to the extent such information has been posted). Notwithstanding Section 12.03, any information required to be delivered pursuant to this Section 8.01 may be delivered by electronic communication pursuant to procedures permitted by this Agreement. Notwithstanding anything to the contrary contained in this Section 8.01, the Borrower shall not be required to deliver to the Administrative Agent or any Lender any information subject to confidentiality agreements, attorney/client privilege or attorney/client work product privilege.

8.02 Books, Records and Inspections; Annual Conference Calls. (a) Holdings will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Restricted Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under guidance of officers of Holdings or such Restricted Subsidiary, any of the properties of Holdings or such Restricted Subsidiary, and to examine the books of account of Holdings or such Restricted Subsidiary and discuss the affairs, finances and accounts of Holdings or such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any such Lender may reasonably request; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 8.02(a) and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year; provided, however that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.

(b) At the request of the Administrative Agent, the Borrower will within 10 days after the date of the delivery (or, if later, required delivery) of the annual financial information pursuant to Section 8.01(a), hold a conference call or teleconference, at a time selected by the Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous Fiscal Year and the financial condition of Holdings and its Restricted Subsidiaries and the budgets presented for the current Fiscal Year of Holdings and its Restricted Subsidiaries.

8.03 Maintenance of Property; Insurance. Holdings will, and will cause each of its Restricted Subsidiaries to, (i) except as could not reasonably be expected to have a Material Adverse Effect, keep all property necessary to the business of Holdings and its Restricted Subsidiaries in good working order and condition, ordinary wear and tear excepted and subject to the occurrence of casualty events, and (ii) maintain with financially sound and reputable insurance companies all material insurance (but including all insurance required by law and as required by the Security Documents) on all such property and against all such risks which, in the reasonable business judgment of the Borrower, are appropriate for companies similarly situated owning similar properties and engaged in similar businesses as Holdings and its Restricted Subsidiaries.

8.04 Existence. Holdings will, and will cause each of its Restricted Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence except, in the case of any Restricted Subsidiary, to the extent that the failure to preserve its existence could not reasonably be expected to have a Material Adverse Effect, and maintain, if necessary, its qualification to do business in each jurisdiction in which its assets are located or the ownership of such assets requires such qualification except, in each case, to the extent failure to maintain such qualification could not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 8.04 shall prevent sales of assets and other transactions by Holdings or any of its Restricted Subsidiaries permitted by Section 9.04, or prohibit any merger, conversion, consolidation, liquidation or dissolution otherwise permitted hereunder.

8.05 Compliance with Statutes, etc. Holdings will, and will cause each of its Restricted Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), in each case except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.06 Payment of Obligations. Holdings will, and will cause each of its Restricted Subsidiaries to pay its obligations, including Tax liabilities before the same shall become delinquent or in default, except (a) where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) Holdings or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

8.07 Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Section 7.08.

8.08 Collateral Matters.

(a) Guarantees.

If the Borrower or any Guarantor acquires or creates a Wholly Owned Domestic Restricted Subsidiary after the Effective Date that guarantees any Indebtedness of Holdings, the Borrower or any Subsidiary Guarantor, or any Wholly Owned Domestic Restricted Subsidiary becomes a Significant Subsidiary (as defined in Regulation S-X under the Securities Act), then such Wholly Owned Domestic Restricted Subsidiary shall become a Guarantor and execute a Guaranty Supplement and shall become a party to the Collateral Trust Agreement, the Security Agreement and the other Security Documents and comply with all provisions thereof.

Holdings shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any other Indebtedness for borrowed money of Holdings, the Borrower, or any Subsidiary Guarantor unless such Restricted Subsidiary is the Borrower or a Subsidiary Guarantor or simultaneously executes and delivers to the Administrative Agent a Guaranty Supplement in the form attached to the Subsidiaries Guaranty providing for the Guarantee of the payment of the Obligations by such Restricted Subsidiary, which Guarantee shall be pari passu with or, if such other Indebtedness for borrowed money is subordinated to the Obligations, senior to such Subsidiary’s Guarantee of such other Indebtedness for borrowed money.

Notwithstanding the preceding paragraph, any Subsidiaries Guaranty (including any Guaranty Supplement) shall provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances described under Section 11.10 hereof.

(b) Additional Collateral; Acquisition of Assets or Property.

Except as provided in Section 9.04(iii)(B), in connection with the acquisition (including, without limitation, through the designation, acquisition or creation of a new Wholly Owned Domestic Restricted Subsidiary that guarantees any Indebtedness of Holdings, the Borrower or any Subsidiary Guarantor) by Holdings, the Borrower or any Subsidiary Guarantor of any assets comprising the Collateral hereafter, Holdings or the Borrower shall, or shall cause such Subsidiary Guarantor, as the case may be, to, as promptly as reasonably practicable:

(i) execute and deliver to the Collateral Trustee such Security Documents and take such other actions as shall be necessary to create, perfect and protect a Lien in favor of the Collateral Trustee on such assets or property (to the extent otherwise required to be perfected in accordance with the terms of the Security Documents); and

(ii) promptly deliver to the Collateral Trustee such opinions of counsel, if any, as such Collateral Trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

(c) Further Assurances; Insurance.

The Borrower and each of the Guarantors shall do or cause to be done all acts and things that the Collateral Trustee from time to time may reasonably request to assure and confirm that the Collateral Trustee holds, for the benefit of the Parity Lien Representatives and holders of Parity Lien Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Effective Date), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

Upon the reasonable request of the Collateral Trustee or the Administrative Agent at any time and from time to time, the Borrower and each of the Guarantors shall promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Security Agreement for the benefit of the holders of Parity Lien Debt Obligations.

The Collateral Trustee shall be named as an additional insured and loss payee as its interests may appear, to the extent required by the Security Documents. Upon the reasonable request of the Collateral Trustee, the Borrower and the Guarantors shall furnish to the Collateral Trustee information as to their property and liability insurance carriers.

8.09 Redemption of 10% Notes. The Borrower shall cause the redemption or retirement of its 10% Notes to be completed within 60 days after the Effective Date.

SECTION 9. Negative Covenants.

9.01 Restricted Payments.

(a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay (without duplication) any dividend or make any other payment or distribution on account of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings or any of its Restricted Subsidiaries) or to the direct or indirect holders of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of Holdings or (y) to Holdings or a Restricted Subsidiary of Holdings);

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower or Holdings) any Equity Interests of the Borrower or Holdings;

(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Obligations (excluding any intercompany Indebtedness between or among Holdings and any of its Restricted Subsidiaries), except (x) a payment of interest or principal at the Stated Maturity thereof or (y) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(iv) make any Restricted Investment (all such payments and other actions set forth in Sections 9.01(a)(i) through (iv) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B) Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four Quarter Period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 9.03(a); and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after October 1, 2012 (excluding Restricted Payments permitted by subclauses 9.01(b)(ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) below), is less than the sum, without duplication, of:

(1) 100% of the Consolidated Cash Flow of Holdings for the period (taken as one accounting period) from October 1, 2012 to the end of Holdings’ most recently ended Fiscal Quarter for which internal financial statements are available at the time of such Restricted Payment, minus 1.5 times the Fixed Charges of Holdings for the same period, plus

(2) 100% of the aggregate net cash proceeds (including Cash Equivalents) received by Holdings since October 1, 2012 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of Holdings or from the Incurrence of Indebtedness of Holdings or the Borrower that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of Holdings), plus

(3) with respect to Restricted Investments made by Holdings and its Restricted Subsidiaries after the Effective Date, an amount equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets (including dividends and other distributions), in each case to Holdings or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Cash Flow), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee)) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by Holdings or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after the Effective Date; plus

(4) $400.0 million.

(b) the preceding provisions shall not prohibit, so long as in the case of subclauses (iv), (vii), (ix) and (x) below of this Section 9.01(b), no Default has occurred and is continuing or would be caused thereby:

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement;

(ii) the payment of any dividend (or in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Holdings to the holders of its Common Stock on a pro rata basis;

(iii) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of Holdings or a substantially concurrent sale (other than to a Subsidiary of Holdings) of, Equity Interests (other than Disqualified Stock) of Holdings except to the extent such net cash proceeds are taken into account for purposes of Indebtedness Incurred pursuant to Section 9.03(b)(xiii); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (C)(2) of the preceding paragraph (a);

(iv) the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Obligations with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

(v) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of Holdings) of, Equity Interests (other than Disqualified Stock) of, Holdings except to the extent such net cash proceeds are taken into account for purposes of Indebtedness Incurred pursuant to Section 9.03(b)(xiii); provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (C)(2) of the preceding paragraph (a);

(vi) the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represents all or a portion of the exercise price thereof;

(vii)(a) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings held by any current or former employee, consultant or director of Holdings, or any Restricted Subsidiaries of Holdings pursuant to the terms of any equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business; provided that the aggregate of all amounts paid by Holdings in any calendar year shall not exceed $2.5 million (with unused amounts in any calendar year being carried over to the next succeeding calendar year, subject to maximum payment of $5.0 million) in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount equal to (a) the net cash proceeds from the sale of Equity Interests of Holdings to current or former members of management, directors, consultants or employees that occurs after October 1, 2012 (provided that the amount of any such net cash proceeds shall be excluded from clause (C)(2) of the preceding paragraph (a)) plus (b) the net cash proceeds of key man life insurance policies received by Holdings or its Restricted Subsidiaries after October 1, 2012;

(viii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Holdings, to the extent necessary, in the good faith judgment of Holdings’ Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license held by Holdings or any of its Restricted Subsidiaries from any governmental agency;

(ix) other Restricted Payments in an aggregate amount not to exceed $75.0 million; and

(x) the declaration or payment of dividends to holders of any class or series of Disqualified Stock of Holdings or any of its Restricted Subsidiaries issued in accordance with Section 9.03.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Holdings or such Subsidiary, as the case may be, pursuant to the Restricted Payment; provided that if the Fair Market Value exceeds $10.0 million, such Fair Market Value shall be determined in good faith by the Board of Directors of Holdings evidenced by a resolution of the Board of Directors of Holdings.

9.02 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) in the case of the Borrower or any Subsidiary Guarantor, create or Incur any Lien to secure the Obligations;

(ii) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to Holdings or any of its Restricted Subsidiaries or pay any liabilities owed to Holdings or any of its Restricted Subsidiaries;

(iii) make loans or advances to Holdings or any of its Restricted Subsidiaries; or

(iv) sell, lease or transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries.

(b) However, the preceding restrictions shall not apply to encumbrances or restrictions:

(i) existing under, by reason of or with respect to Existing Indebtedness, the Indenture or any other agreements, as in effect on the Effective Date or any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of Holdings, not materially more restrictive, taken as a whole, than those contained in the Existing Indebtedness, documents relating to the Secured Notes or such other agreements, as the case may be;

(ii) set forth in this Agreement or the other Credit Documents;

(iii) existing under, by reason of or with respect to applicable law, rule, regulation or order;

(iv) with respect to any Person or the property or assets of a Person acquired by Holdings or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of Holdings, not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(v)   (A) that restrict in a customary manner the subletting, assignment or transfer, or granting of a Lien on, of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B) existing by virtue of any option or right with respect to, or Lien on, any property or assets of Holdings or any Restricted Subsidiary thereof not otherwise prohibited by this Agreement, or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Holdings or any Restricted Subsidiary thereof in any manner material to Holdings or any Restricted Subsidiary thereof;

(vi) existing under, by reason of or with respect to any agreement for the sale, transfer or other disposition of any Capital Stock or property and assets of a Restricted Subsidiary pending the consummation of such sale, transfer or other disposition;

(vii) existing under restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(viii) existing under, by reason of or with respect to provisions with respect to the payment of dividends, the making of other distributions, loans or advances, the granting of Liens on, or the sale, lease or other transfer of any assets or property, in each case contained in joint venture agreements, partnership agreements, membership agreements and similar agreements and which the Board of Directors of Holdings or the Borrower determines in good faith shall not adversely affect the Borrower’s ability to make payments of principal or interest payments on the Term Loans;

(ix) in other Indebtedness incurred in compliance with Section 9.03 provided that such restrictions, taken as a whole, are, in the good faith judgment of Holdings’ Board of

Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (i) and (ii) above;

(x) existing under agreements related to Liens permitted in accordance with clauses (8), (10), (11), (12), (15), (16) or (21) of the definition of Permitted Liens; and

(xi) in secured Indebtedness that is otherwise permitted to be incurred pursuant to Sections 9.03 and 9.06 (which must however permit Liens on the Collateral securing the Guaranteed Obligations to the extent required by the Security Documents).

9.03 Incurrence of Indebtedness.

(a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that Holdings, the Borrower or any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness), and any Restricted Subsidiary that is not a Subsidiary Guarantor may Incur Acquired Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be less than 6.25 to 1.

(b) Section 9.03(a) shall not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i) the Incurrence by Holdings, the Borrower or any Subsidiary Guarantor of Indebtedness under Credit Facilities in an aggregate amount at any one time outstanding pursuant to this clause (i) not to exceed the greater of (x) $1,750.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by Holdings or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to Section 4.02(c) and (y) 300% of the Consolidated Cash Flow of Holdings, its Restricted Subsidiaries and its Designated Entities for the Four Quarter Period;

(ii) the Incurrence of Existing Indebtedness;

(iii) the Incurrence by Holdings, the Borrower and the Subsidiary Guarantors of Indebtedness under the Credit Documents (other than Indebtedness incurred pursuant to Section 2.14 of this Agreement);

(iv) the Incurrence by Holdings, the Borrower or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings, Attributable Debt, purchase money obligations or other obligations, in each case, Incurred for the purpose of financing (whether prior to or within 270 days after) all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including acquisition of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the Fair Market Value of the property, plant or equipment of such Person) used in the business of Holdings, the Borrower or such Subsidiary Guarantor, in an aggregate amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (iv), not to exceed 5.0% of the total assets of Holdings (determined as of the end of the most recent Fiscal Quarter of Holdings for which internal financial statements of Holdings are available) at any time outstanding;

(v) the Incurrence by Holdings or any Restricted Subsidiary of Holdings of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be Incurred under Section 9.03(a) or Section 9.03(b)(ii), (iii), (iv), (v), (xii) or (xv);

(vi) the Incurrence by Holdings or any of its Restricted Subsidiaries of intercompany Indebtedness owing to or held by Holdings or any of its Restricted Subsidiaries; provided, however, that:

(A) if Holdings, the Borrower or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings, the Borrower or a Restricted Subsidiary of Holdings and (ii) any sale or other transfer of any such Indebtedness to a Person that is not Holdings, the Borrower or a Restricted Subsidiary of Holdings, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by Holdings, the Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii) the Guarantee by Holdings, the Borrower or any of the Subsidiary Guarantors of Indebtedness of the Borrower or a Restricted Subsidiary of Holdings that was permitted to be Incurred by another provision of this Section 9.03; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Obligations, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(viii) the Incurrence by Holdings, the Borrower or any of its Restricted Subsidiaries of Hedging Obligations that are permitted pursuant to Section 9.10;

(ix) the Incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Holdings or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by Holdings or any Restricted Subsidiary thereof in connection with such disposition;

(x) the Incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished promptly after its Incurrence;

(xi) the Incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(xii) the Incurrence by Holdings, the Borrower or any Restricted Subsidiary of Acquired Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (xii), not to exceed $200.0 million;

(xiii) the incurrence by Holdings, the Borrower or any of the Subsidiary Guarantors of Contribution Indebtedness;

(xiv) the Incurrence by Holdings or the Borrower of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Obligations; or

(xv) the Incurrence by Holdings or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (xv), not to exceed $100.0 million.

For purposes of determining compliance with this Section 9.03, in the event that any proposed Indebtedness (including Acquired Indebtedness) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) of 9.03(b), or is entitled to be Incurred pursuant to 9.03(a), Holdings shall be permitted to divide and classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this Section 9.03 and may later redivide and/or reclassify all or a portion of such item of Indebtedness in any manner that complies with this Section 9.03. Notwithstanding the foregoing, Indebtedness under the Secured Notes outstanding on the Effective Date shall be deemed to have been Incurred in reliance on the exception provided by Section 9.03(b)(i).

(c) Notwithstanding any other provision of this Section 9.03, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 9.03 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies, and in no event shall the reclassification of any lease or other liability as indebtedness due to a change in accounting principles after the Effective Date be deemed to be an incurrence of Indebtedness.

(d) The Borrower shall not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Borrower unless it is subordinate in right of payment to the Obligations to the same extent. Holdings shall not, and shall not permit any Subsidiary Guarantor, to Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of Holdings or such Subsidiary Guarantor, as the case may be, unless it is subordinate in right of payment to the obligations of the relevant Subsidiary Guarantor under the Subsidiaries Guaranty to the same extent. For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of Holdings, the Borrower or any Subsidiary Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

9.04 Asset Sales. Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i) Holdings or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(ii) at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following shall be deemed to be cash:

(A) any liabilities, as shown on Holdings’ or such Restricted Subsidiary’s most recent balance sheet, of Holdings or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Obligations and liabilities to the extent owed to Holdings or any Affiliate of Holdings) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written novation agreement that releases Holdings or such Restricted Subsidiary from further liability therefor, and

(B) any securities, notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are (within 90 days of receipt and subject to ordinary settlement periods) converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

(iii) if such Asset Sale involves the transfer of Collateral,

(A) such Asset Sale complies with the applicable provisions of the Security Documents, and

(B) to the extent required by the Security Documents, all consideration (including cash and Cash Equivalents) received in such Asset Sale shall be expressly made subject to the Lien under the Security Documents; provided, that the Borrower or any Guarantor may designate consideration received in exchange for the sale or other disposition of Collateral having an aggregate Fair Market Value of $75 million since the Effective Date as “Excluded Assets” (as defined in the Security Agreement) not subject to the Lien under the Security Documents.

Notwithstanding the foregoing, the 75% limitation referred to in Section 9.04(ii) shall be deemed satisfied with respect to any Asset Sale in which the cash, Cash Equivalents or Replacement Assets portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

9.05 Transactions with Affiliates.

(a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any transaction, including, without limitation, any sale, lease or exchange of assets or the rendering of any service, with any Affiliate (each, an “Affiliate Transaction”), unless such Affiliate

Transaction is not otherwise prohibited by this Agreement and is on fair and reasonable terms that, taken as a whole, are no less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Holdings or such Restricted Subsidiary with a Person that is not an Affiliate of Holdings or any of its Restricted Subsidiaries.

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 9.05(a):

(i) transactions between or among Holdings and/or its Restricted Subsidiaries;

(ii) payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of Holdings;

(iii) Permitted Investments and Restricted Payments that are permitted by the provisions of Section 9.01 of this Agreement;

(iv) any sale of Equity Interests (other than Disqualified Stock) of Holdings or receipt of any capital contribution from any Affiliate of Holdings;

(v) any transaction with any of Holdings’ Designated Entities or Joint Venture Entities pursuant to which Holdings or any of its Restricted Subsidiaries provides or receives any of the following: operational, technical, administrative or other services; goods; intellectual property or any rights therein; co location rights or other licensed rights; or leased or other real or personal property rights; provided that (a) if an Affiliate of Holdings, other than any of its Restricted Subsidiaries, owns any Equity Interests in such Designated Entity or Joint Venture Entity, such services, goods or other rights provided to any such Designated Entity or Joint Venture Entity shall be provided at prices equal to or greater than the cost to Holdings or such Restricted Subsidiary of providing such services, goods or other rights, and (b) the Board of Directors of the Borrower determines in good faith that such transaction is in the best interests of the Borrower and the Restricted Subsidiaries;

(vi) the provision of, or payment for, services in the ordinary course of business on terms no less favorable to Holdings and its Restricted Subsidiaries, taken as a whole, than those that would be obtained in a comparable transaction with an unrelated Person;

(vii) transactions pursuant to agreements or arrangements in effect on the Effective Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to Holdings and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Effective Date;

(viii) any employment, consulting, service or termination agreement, or indemnification arrangements, entered into by Holdings or any of its Restricted Subsidiaries with current or former directors, officers and employees of Holdings or any of its Restricted Subsidiaries and the payment of compensation to current or former directors, officers and employees of Holdings or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans);

(ix) issuances, purchases or repurchases of the Term Loans or other Indebtedness of Holdings or its Restricted Subsidiaries or solicitations of amendments, waivers or consents in respect of the Term Loans or such other Indebtedness;

(x) payments or prepayments in respect of Indebtedness under Credit Facilities or solicitations of amendments, waivers or consents in respect of the Indebtedness under Credit Facilities, if such payment, prepayment or solicitation is on the same terms as those offered to each holder of such Indebtedness that is not an Affiliate of Holdings;

(xi) reasonable payments made for any financial advisory, financing, underwriting, placement or syndication services approved by the Board of Directors of Holdings in good faith; and

(xii) any transaction or series of related transactions involving aggregate consideration not in excess of $500,000 in any twelve-month period.

9.06 Liens.

Holdings shall not, and shall not permit the Borrower or any Subsidiary Guarantor to, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) that secure obligations under any Indebtedness of Holdings, the Borrower or any Subsidiary Guarantor or any related Guarantee upon any property or assets of Holdings, the Borrower or any Subsidiary Guarantor, now owned or hereafter acquired.

9.07 Business Activities.

Holdings shall not, and shall not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Holdings and its Restricted Subsidiaries taken as a whole.

9.08 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of Holdings may designate any Restricted Subsidiary of Holdings, other than the Borrower, to be an Unrestricted Subsidiary, provided that:

(i) any Guarantee by Holdings or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated shall be deemed to be an Incurrence of Indebtedness by Holdings or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under Section 9.03;

(ii) the aggregate Fair Market Value of all outstanding Investments owned by Holdings and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by Holdings or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) and any commitments to make any such Investments shall be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under Section 9.01;

(iii) such Subsidiary does not hold any Liens on any property of Holdings or any Restricted Subsidiary thereof;

(iv) the Subsidiary being so designated:

(A) is not party to any agreement, contract, arrangement or understanding with Holdings or any Restricted Subsidiary of Holdings unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that could have been obtained at the time the agreement, contract, arrangement or understanding was entered into from Persons who are not Affiliates of Holdings (other than any such agreement, contract, arrangement or understanding permitted under Section 9.05); and

(B) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(v) no Default or Event of Default would be in existence following such designation.

(b) Any designation of a Subsidiary of Holdings as an Unrestricted Subsidiary shall be evidenced to the Administrative Agent by delivering to the Administrative Agent the resolutions of the Board of Directors of Holdings giving effect to such designation. If, at any time, any Unrestricted Subsidiary would fail to meet any of the requirements described in Section 9.08(a)(iv), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness, Investments, or Liens on the property of such Subsidiary shall be deemed to be Incurred or made by a Restricted Subsidiary of Holdings as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Agreement, Holdings shall be in Default under this Agreement.

(c) The Board of Directors of Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i) such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 9.03;

(ii) all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such designation shall only be permitted if such Investments would be permitted under Section 9.01;

(iii) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 9.06; and

(iv) no Default or Event of Default would be in existence following such designation.

9.09 [Reserved.]

9.10 Hedging Agreements. Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur Hedging Obligations other than Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes.

9.11 Change in Fiscal Year. Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, make or permit any change in its Fiscal Year.

9.12 Merger, Consolidation or Sale of Assets.

(a) Neither the Borrower nor Holdings shall directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Borrower or Holdings, as applicable, is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties and assets in one or more related transactions, to another Person, unless:

(i) either: (a) the Borrower or Holdings, as applicable, is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than the Borrower or Holdings, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (1) is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and (2) assumes all the obligations of the Borrower or Holdings, as applicable, under this Agreement and the other Credit Documents, as the case may be, pursuant to agreements reasonably satisfactory to the Administrative Agent (including, without limitation, an opinion of counsel); provided that in the case where such Person is not a corporation, a co-obligor of this Agreement is a corporation;

(ii) immediately after giving effect to such transaction, no Default or Event of Default exists;

(iii) immediately after giving effect to such transaction on a pro forma basis, (a) the Borrower or Holdings, as applicable, or the Person formed by or surviving any such consolidation or merger (if other than the Borrower or Holdings, as applicable), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, shall be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 9.03(a), or (b) the Consolidated Leverage Ratio for Holdings or such Person, as the case may be, shall not be greater than the Consolidated Leverage Ratio for Holdings immediately prior to such transaction;

(iv) each Guarantor, unless such Guarantor is the Person with which the Borrower or Holdings has entered into a transaction under this Section 9.12, shall have confirmed in writing to the Administrative Agent that its Guaranty shall apply to the obligations of the Borrower or the surviving Person in accordance with this Agreement; and

(v) the Borrower or Holdings has delivered to the Administrative Agent a certificate from an Authorized Officer stating that such consolidation, merger or disposition complies with this Agreement.

(b) Holdings and its Restricted Subsidiaries shall not, directly or indirectly, lease all or substantially all of the properties or assets of Holdings and its Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person.

(c) Section 9.12(a)(iii) shall not apply to (x) any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among Holdings or the

Borrower and any of Holdings’ Restricted Subsidiaries or (y) a merger of Holdings or the Borrower with an Affiliate solely for the purpose of reincorporating Holdings or the Borrower in another jurisdiction.

9.13 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Borrower or Holdings, as applicable, in accordance with Section 9.12 hereof, the successor corporation formed by such consolidation or into or with which the Borrower or Holdings, as applicable, is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Agreement referring to the “Borrower” or “Holdings”, as applicable, shall refer instead to the successor corporation and not to the Borrower or Holdings, as applicable), and may exercise all rights and powers of, the Borrower or Holdings, as applicable, under this Agreement with the same effect as if such successor Person had been named as the Borrower or Holdings, as applicable, provided that in the case of a consolidation or merger between the Borrower and Holdings or the disposition of all or substantially all of the assets of Holdings to the Borrower, the successor corporation formed by such consolidation or into or with which the Borrower or Holdings, as applicable, is merged or to which such disposition is made shall be deemed to be Holdings for purposes of this Agreement.

9.14 Modifications of Debt Documents. Holdings will not, and will not permit any of its Restricted Subsidiaries to amend or modify, or permit the amendment or modification of, any material term of the Borrower’s 7.75% senior notes due 2020 and any document related thereto, any Junior Lien Debt or Junior Lien Document (as defined in the Collateral Trust Agreement), any Indebtedness that is subordinated to the Obligations and any document related thereto or any Permitted Refinancing Indebtedness or any document relating thereto in respect of any of the foregoing Indebtedness, in each case, in a manner that, taken as a whole, would be materially adverse to the Lenders.

SECTION 10. Events of Default.

Upon the occurrence of any of the following specified events (each, an “Event of Default”):

10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

10.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

10.03 Covenants. Holdings or any of its Restricted Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(f)(i), or Section 8.04 (with respect to the existence of the Borrower only) or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in any Credit Document (other than those set forth in Sections 10.01 and 10.02 of this Agreement) and such default under this clause (ii) shall continue unremedied for a period of 30 days after the date on which written notice thereof is given to the defaulting party by the Administrative Agent; or

10.04 Default Under Other Agreements. (i) Holdings or any of its Restricted Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of Holdings or any of its Restricted Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof~~,~~, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $50,000,000; or

10.05 Bankruptcy, etc. Holdings or any of its Restricted Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Holdings or any of its Restricted Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 45 days after the filing thereof, provided, however, that during the pendency of such period, each Lender shall be relieved of its obligation to extender credit hereunder; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Restricted Subsidiaries, to operate all or any substantial portion of the business of Holdings or any of its Restricted Subsidiaries, or Holdings or any of its Restricted Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Restricted Subsidiaries, or there is commenced against Holdings or any of its Restricted Subsidiaries any such proceeding which remains undismissed for a period of 45 days after the filing thereof, or Holdings or any of its Restricted Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Restricted Subsidiaries makes a general assignment for the benefit of creditors; or any action is taken by Holdings or any of its Restricted Subsidiaries for the purpose of effecting any of the foregoing; or

10.06 ERISA.

(a) one or more ERISA Events shall have occurred which, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect, or

(b) there shall exist an amount of Unfunded Pension Liability (taking into account for purposes of such computation only Plans with respect to which a positive amount of Unfunded Pension Liability exists) which has had or would be reasonably expected to have a Material Adverse Effect; or Holdings, the Borrower or any ERISA Affiliates, as employers under one or more Multiemployer Plans, withdraws completely from any and all Multiemployer Plans, and the plan sponsor of such Multiemployer Plans notifies Holdings, the Borrower or any ERISA Affiliate that it has incurred a withdrawal liability which individually or in the aggregate, has had or would be reasonably expected to have, a Material Adverse Effect.

10.07 Security Documents. Any of the Security Documents shall except as expressly permitted hereunder or thereunder cease to be in full force and effect, or shall cease to give the Collateral Trustee for the benefit of the Guaranteed Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Trustee, superior to and prior to the rights of all third Persons (except as permitted by Section 9.06), and subject to no other Liens (except as permitted by Section 9.06); provided that the failure to have a perfected and enforceable Lien on Collateral in favor of the Collateral Trustee shall not give rise to an Event of Default under this Section 10.07, to the extent that any lack of perfection or enforceability results from any act or omission of the Collateral Trustee or the Administrative Agent (so long as such act or omission does not result from the breach or non-compliance by a Credit Party with the terms of any Credit Document); or

10.08 Guaranties. Any Guaranty or any material provision thereof shall cease to be in full force or effect as to any material Guarantor (except as a result of a release of any Subsidiary Guarantor in accordance with the terms hereof or thereof), or any material Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s material obligations under the Guaranty to which it is a party; or

10.09 Judgments. One or more judgments or decrees shall be entered against Holdings or any Restricted Subsidiary of Holdings involving in the aggregate for Holdings and its Restricted Subsidiaries a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments equals or exceeds $50,000,000; or

10.10 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) enforce, in accordance with the Collateral Trust Agreement, all of the Liens and security interests created pursuant to the Security Documents; (iv) enforce each Guaranty; and (v) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

SECTION 11. The Administrative Agent.

11.01 Appointment. The Lenders hereby irrevocably designate and appoint Deutsche Bank Trust Company Americas as Administrative Agent (for purposes of this Section 11 and Section 12.01, the term “Administrative Agent” also shall include Deutsche Bank Trust Company Americas in its capacity as “Parity Lien Representative” pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

11.02 Nature of Duties. (a) The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby, it being understood and agreed that the Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Section 12.01. Without limitation of the foregoing, the Lead Arranger shall not, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

11.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Restricted Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Restricted Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings or any of its Restricted Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings or any of its Restricted Subsidiaries or the existence or possible existence of any Default or Event of Default.

11.04 Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

11.06 Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

11.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Majority Lenders”, “Required Lenders,” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

11.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 10.01 or 10.05 then exists, the Borrower. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e) Upon a resignation of the Administrative Agent pursuant to this Section 11.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 11 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

11.10 Collateral Matters and Release of Guaranties.

(a) Security Documents. Each Lender consents and agrees to the terms of the Security Agreement and Collateral Trust Agreement (including, without limitation, the provisions providing for (i) foreclosure and release of Collateral, and (ii) entering into an Intercreditor Agreement) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Trustee and/or the Administrative Agent (as the case may be) to enter into, and in the case of actions taken before the date hereof, ratifies the entry by the Collateral Trustee into, the Security Agreement, the Collateral Trust Agreement and any other Security Document and to perform its obligations and exercise its rights thereunder in accordance therewith. The Borrower and the Guarantors will deliver to the Administrative Agent copies of all documents delivered to the Collateral Trustee pursuant to the Security Agreement and Collateral Trust Agreement to the extent related to the Parity Lien Obligations.

(b) Release of Collateral and Guaranties. (i)(I) The Collateral Trustee’s Liens upon the Collateral will no longer secure the Obligations, and the right of the Lenders and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will terminate and be discharged; (1) upon payment in full in cash of all Obligations other than contingent indemnification obligations as to which no claim has been made; or (2) in whole or in part, with the consent of the Lenders holding the requisite percentage of Term Loans in accordance with the provisions set forth in Section 12.12, and upon delivery of instructions and any other documentation, in each case as required by this Agreement and the Security Documents, in a form reasonably satisfactory to the Collateral Trustee; and (II) the Collateral Trustee’s Liens upon any Collateral will no longer secure the Obligations and the right of the Lenders and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on such Collateral will terminate and be discharged to the extent such Collateral (x) constitutes property being sold or otherwise disposed of (to Persons other than a Credit Party) upon the sale or other disposition thereof permitted by Section 9.04 or (y) consists of property subject to Liens permitted in accordance with clauses (10), (11), (12), (15) or (21) of the definition of Permitted Liens and the documentation, instruments or other agreements with respect to such Permitted Liens prohibit the Collateral Trustee’s Liens upon such property (or, in the case of this (y), to the extent requested by the Borrower, the Collateral Trustee’s Liens upon any such Collateral will be subordinated to such Permitted Liens).

(ii) A Subsidiary Guarantor shall be automatically released from its obligations under the Subsidiaries Guaranty and the Security Documents, and the Collateral owned by such Subsidiary Guarantor shall be automatically released from the Lien under the Security Documents: (1) in connection with any sale or other disposition of Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Holdings, if such sale or disposition does not violate Section 9.04 hereof and such Subsidiary Guarantor would no longer be a Subsidiary as a result of such sale or other disposition; provided that such Subsidiary Guarantor is released from all Guarantees of any other Indebtedness of the Borrower or any other Guarantor; (2) if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary in accordance with the applicable provisions of this Agreement; or (3) upon termination of the Commitments and payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents.

(iii) In the event that one of the foregoing requirements in clauses (i) and/or (ii) above has been satisfied and the conditions to the release or subordination of Liens on Collateral and/or release of a Subsidiary Guarantor from the Credit Documents, in each case under this Agreement have been met, at the written request of the Borrower together with an officer’s certificate as to the satisfaction of such requirements, the Administrative Agent shall execute (without further written consent or authorization from any Secured Creditor) any documents reasonably required in order to evidence the release or subordination of Liens on the Collateral and/or release of such Subsidiary Guarantor from its obligations under the Credit Documents and shall, among other things, deliver a certificate (or such other statements as required in accordance with the Collateral Trust Agreement in order to effectuate such releases or subordination) to the Collateral Trustee stating that the Liens on the Collateral have been released or subordinated and/or such Subsidiary Guarantor has been released from its obligations under the Credit Documents and instructing the Collateral Trustee to release or subordinate the applicable Liens on the Collateral (in the case of a release of any Subsidiary Guarantor, such Collateral owned by such Subsidiary Guarantor) under the Security Documents.

(c) Disposition of Collateral Without Release. Notwithstanding clause (b) of this Section 11.10 hereof relating to releases of Collateral or the provisions in the Collateral Trust Agreement relating to the release of the Collateral, but subject to the other provisions of this Agreement, the Borrower and the Guarantors may, among other things, without any release or consent by, or the delivery of any document or other instrument to, the Collateral Trustee or the Administrative Agent, conduct ordinary course activities with respect to the Collateral, which do not individually or in the aggregate materially adversely affect the value of the Collateral, including, without limitation:

(i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien under any of the Security Documents that (x) has become worn out, defective or obsolete, (y) is not used in the business, or (z) is not useful in the business;

(ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien under any of the Security Documents;

(iii) surrendering or modifying any franchise, license or permit subject to the Lien under any of the Security Documents that it may own or under which it may be operating;

(iv) altering, repairing, replacing, substituting, changing the location or position of and adding to its structures, machinery, systems, apparatus, equipment, tools or implements, materials, supplies, fixtures and appurtenances or other similar property in the ordinary course of business;

(v) granting a nonexclusive license or sub-license of any intellectual property;

(vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business;

(vii) selling, collecting, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business;

(viii) making cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Agreement and the Security Documents;

(ix) abandoning any intellectual property which is not or no longer used or useful in the Borrower’s business;

(x) selling, transferring or otherwise disposing of inventory, equipment or other property to Designated Entities or Joint Venture Entities in the ordinary course of business; and

(xi) selling, transferring or otherwise disposing of Cash Equivalents;

and in each such case the Collateral Trustee’s Liens upon the applicable Collateral will no longer secure the Obligations to the extent provided by Section 4.1(a)(2) of the Collateral Trust Agreement.

(d) Authorization of Actions to Be Taken by the Administrative Agent Under the Security Documents. Subject to the provisions of the Security Documents, the Administrative Agent may (but without any obligation to do so), in its sole discretion and without the consent of the Lenders, direct, on behalf of the Lenders, the Collateral Trustee to, take all actions it deems necessary or appropriate in order to:

(i) enforce any of the terms of the Security Agreement; and

(ii) collect and receive any and all amounts payable in respect of the Obligations of the Borrower hereunder.

The Administrative Agent will have power (but without any obligation) to direct, on behalf of the Lenders, the Collateral Trustee to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Agreement or this Agreement, and such suits and proceedings as the Administrative Agent may deem expedient to preserve or protect its interests and the interests of the Lenders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Lenders or of the Administrative Agent).

11.11 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

11.12 Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any other reason, or the Administrative Agent has paid over to the IRS applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any and all expenses incurred, unless such amounts have been indemnified by any Borrower, Guarantor or the relevant Lender.

SECTION 12. Miscellaneous.

12.01 Payment of Expenses, etc. (a) The Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable and documented in reasonable detail out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of Shearman & Sterling LLP and one local counsel in each relevant material jurisdiction and, if reasonably necessary one special counsel in FCC matters) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and, after the occurrence of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable and documented in reasonable detail fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence of an Event of Default, the Lenders, but limited to one counsel to the Administrative Agent and the Lenders taken as a whole and, if reasonably necessary, of one local counsel to the Administrative Agent and the Lenders taken as a whole in any relevant material jurisdiction (which may be a single local counsel acting in multiple jurisdictions) and, solely in the case of an actual conflict of interest between the Administrative Agent and the Lenders or among Lenders where the Lenders affected by such conflict inform the Borrower of such conflict, one additional counsel in each relevant material jurisdiction to each group of affected Lenders similarly situated taken as a whole); and (ii) indemnify the Administrative Agent, each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors, (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable and documented in reasonable detail attorneys’ and consultants’

fees and disbursements, but limited to one counsel to the Indemnified Persons taken as a whole and, if reasonably necessary, of one local counsel to the Indemnified Persons taken as a whole in any relevant material jurisdiction (which may be a single local counsel acting in multiple jurisdictions) and, solely in the case of an actual conflict of interest between Indemnified Persons where the Indemnified Persons affected by such conflict inform the Borrower of such conflict, one additional counsel in each relevant material jurisdiction to each group of affected Indemnified Persons similarly situated taken as a whole) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by Holdings or any of its Restricted Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by Holdings or any of its Restricted Subsidiaries at any location, whether or not owned, leased or operated by Holdings or any of its Restricted Subsidiaries, the non-compliance by Holdings or any of its Restricted Subsidiaries with any Environmental Law (including applicable permits thereunder), or any Environmental Claim asserted against Holdings, any of its Restricted Subsidiaries or any Real Property at any time owned, leased or operated by Holdings or any of its Restricted Subsidiaries, including, in each case, without limitation, the reasonable and documented in reasonable detail fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of (a) the willful misconduct, bad faith or gross negligence of any Indemnified Person or any of its Related Indemnified Persons, (b) a material breach of the obligations of such Indemnified Person or any of its Related Indemnified Persons under this Agreement or any other Credit Document, or (c) any dispute among such Indemnified Person and other Indemnified Persons other than any claims against an Indemnified Person in its capacity or in fulfilling its role as the Administrative Agent or an Lead Arranger under any Facility and other than any claims arising out of any act or omission on the part of the Borrower or its Affiliates (in the case of clauses (a) and (b), as determined by a court of competent jurisdiction in a final and non-appealable decision). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. This Section 12.01(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, damages, losses, etc. arising from a non-Tax claim.

(b) To the full extent permitted by applicable law, each of Holdings, the Borrower and each Indemnified Person shall not assert, and hereby waives, any claim against any Indemnified Person or Holdings and its Restricted Subsidiaries, as the case may be, on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that the foregoing shall not be deemed to limit the Borrower’s indemnification obligations as provided above. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.02 Right of Setoff. Subject to Section 12.21, in addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of Holdings or any of its Restricted Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 12.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. To the extent permitted by law, each participant also shall be entitled to the benefits of this Section 12.02 as though it were a Lender; provided that such participant agrees to be subject to Section 12.06(b) as though it were a Lender.

12.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule 1.01(b); and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, Holdings and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

12.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, neither Holdings nor the Borrower may assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may grant participations to Eligible Transferees in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 2.13 and 12.04(b)) and the participant shall not constitute a “Lender” hereunder and, provided further, that any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Credit Document and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Agreement; provided further that such agreement or instrument may provide that such Lender will not, without the consent of the participant, agree to any amendment, modification or waiver to the extent such amendment, modification or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 12.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or a mandatory prepayment of the Loans shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Holdings or the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, except as otherwise set forth in Section 12.04(e), the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), provided, that no such assignment may be made to any such Person that is, or would at such time constitute, a Defaulting Lender or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 (or a lesser amount (1) if such assignment is to an Affiliate of a Lender or any Lender that is a fund that invests in loans and is managed or advised by the same investment advisor as the assigning Lender or by an Affiliate of such investment advisor or (2) as the Administrative Agent and, so long as no Event of Default under Section 10.01 or 10.05 then exists and is continuing, the Borrower may otherwise agree) in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single assignor or Eligible Transferee (as applicable) (if any)), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule 1.01(a) shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Event of Default under Section 10.01 or 10.05 then exists, the Borrower, shall be required in connection with any such assignment pursuant to clause (y) above (such consent, in any case, not to be unreasonably withheld, delayed or conditioned), provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof, (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 (provided that only one such fee shall be payable in the case of one or more concurrent assignments by or to investment funds managed or advised by the same investment advisor or an affiliated investment advisor), (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 12.15 and (vi) notwithstanding the foregoing or anything to the contrary set forth herein, any assignment of any outstanding Obligations or Commitments to an Affiliated Lender shall also be subject to the requirements set forth in Section 12.04(f). To the extent of any assignment pursuant to this Section 12.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 2.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 2.10 or 3.06 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

(d) Any Lender which assigns all of its Commitments and/or Loans hereunder in accordance with Section 12.04(b) shall cease to constitute a “Lender” hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 4.04, 11.06, 12.01 and 12.06), which shall survive as to such assigning Lender.

(e) The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.10 and 4.04 (subject to the requirements and limitations therein, including the requirements under Section (it being understood that the documentation required under Section 4.04(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant (A) agrees to be subject to the provisions of Section 2.13 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.10 or 4.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) Notwithstanding anything to the contrary in this Credit Agreement, any Affiliated Lender may be an assignee in respect of Loans (and to such extent shall constitute an Eligible Transferee) in accordance with the Auction Procedures open to all Lenders on a pro rata basis or through open market and/or secondary market purchases on a non pro rata basis; provided that:

(i) no Default or Event of Default under Section 10.01 or Section 10.05 has occurred and is continuing or would result therefrom;

(ii) no Term Loans may be assigned, or participations sold, to an Affiliated Lender pursuant to this Section 12.04, if after giving effect to such assignment, Affiliated Lenders in the aggregate would own (as a Lender or through a participation) in excess of 25% of all Term Loans then outstanding;

(iii) notwithstanding anything to the contrary in the definition of “Required Lenders” or in Section 12.12, an Affiliated Lender that is a holder of any Term Loans acquired (as a Lender or through a participation) pursuant to this Section 12.04 shall not be entitled to vote such Term Loans in any “Required Lender” vote pursuant to the terms of this Agreement or any other Credit Document (it being understood that the Affiliated Lender that is a holder of such Term Loans shall have the right to consent to votes requiring the consent of “all Lenders” or “all Lenders directly affected thereby” pursuant to Section 12.12) or otherwise, and for purposes of any such vote such Term Loans shall be deemed not to be outstanding;

(iv) the Affiliated Lenders shall be prohibited from being appointed as, or succeeding to the rights and duties of, the Administrative Agent or the Collateral Trustee under this Agreement and the other Credit Documents until such time (if any) as when all Obligations (other than those held by the Affiliated Lenders and other than contingent obligations not then due and owing) have been paid in full in cash;

(v) by acquiring a Term Loan hereunder, each Affiliated Lender, in its capacity as a Lender, shall be deemed to have (i) waived its right to receive information prepared by the Administrative Agent or any Lender (or any advisor, agent or counsel thereof) under or in connection with the Credit Documents (in each case to the extent not provided to the Credit Parties) and attend any meeting or conference call (or any portion thereof) with the Administrative Agent or any Lender, (ii) agreed that it is prohibited from making or bringing any claim, in its capacity as a Lender, against the Administrative Agent or any Lender with respect to the duties and obligations of such Persons under the Credit Documents, and (iii) agreed, without limiting its rights as a Lender described in Section 12.04(e)(iii), that it will have no right whatsoever to require the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to this Agreement or any other Credit Document;

(vi) such Affiliated Lender identifies itself as an Affiliate of the Credit Parties prior to the assignment of Loans to it pursuant to the respective Assignment and Assumption Agreement; and

(vii) there shall not be more than seven Affiliated Lenders that hold (as a participant or Lender) Term Loans at any one time.

Additionally, the Credit Parties and each Affiliated Lender hereby agree that if a case under Title 11 of the United States Code is commenced against any Credit Party, such Credit Party shall seek (and each Affiliated Lender shall consent) to provide that the vote of any Affiliated Lender (in its capacity as a Lender) with respect to any plan of reorganization of such Credit Party shall not be counted except that such Affiliated Lender’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower. Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Affiliated Lender, to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this paragraph.

(g) Notwithstanding anything to the contrary contained in this Section 12.04 or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Affiliate Purchaser may purchase outstanding Term Loans on the following basis:

(i) At any time, and from time to time, any Affiliate Purchaser shall have the right to purchase, for cash, Term Loans up to an amount to be specified by the applicable Affiliate Purchaser at a purchase price to be determined, in each case in accordance with the Auction Procedures established for each such purchase; provided, that (x) any Affiliate Purchaser shall be entitled to purchase Term Loans pursuant to this Section 12.04(g) solely pursuant to an auction managed by an Auction Manager and shall not be permitted to purchase Term Loans in any other manner (including pursuant to open market and/or secondary market purchases), and (y) concurrently with each such purchase of Term Loans by any Affiliate Purchaser, such Affiliate Purchaser shall transfer such Term Loans to the Borrower for $0 consideration for cancellation.

(ii) With respect to all purchases by any Affiliate Purchaser and cancellation by the Borrower of the Term Loans pursuant to this Section 12.04(g), such purchases and cancellation shall not, for the avoidance of doubt, constitute prepayments of the Loans (including, without limitation, pursuant to Section 4.1 or 4.2 hereof).

(iii) Immediately following any Affiliate Purchaser Loan Purchase, no interest shall accrue from and after the Affiliate Purchaser Assignment Effective Date (defined below) on any Term Loans purchased by the applicable Affiliate Purchaser and, upon the contribution of such Term Loans by such Affiliate Purchaser to the Borrower, such Term Loans shall, without further action by any Person, be cancelled for all purposes and no longer outstanding (and may not be resold, assigned or participated out by the Borrower) for all purposes of this Agreement and all other Credit Documents.

(iv) Any Affiliate Purchaser Loan Purchase shall be effective upon recordation in the Register (in the manner set forth above) by the Administrative Agent. Each assignment shall be recorded in the Register immediately following the completion of the relevant auction conducted pursuant to the relevant Auction Procedures. The date of such recordation of a transfer shall be referred to herein as the “Affiliate Purchaser Assignment Effective Date.” After such assignments have been recorded in the Register, the Affiliate Purchaser, the Borrower and such Term Loans shall each be removed by the Administrative Agent from the Register in their entirety. The processing and recordation fee as set forth in Section 12.04(b)(y)(iv) hereof shall not be applicable to any Affiliate Purchaser Loan Purchase or the concurrent assignment of Term Loans by any Affiliate Purchaser to the Borrower, in each case consummated pursuant to this Section 12.04(g).

(v) Each Affiliate Purchaser shall make payment of the purchase price for Term Loans accepted for purchase pursuant to the Auction Procedures by transmitting funds directly to the assigning Lender. Interest on such Term Loans accrued through the Affiliate Purchaser Assignment Effective Date shall be paid to the Lender that has assigned such Term Loans on the Affiliate Purchaser Assignment Effective Date.

(vi) The provisions of this Section 12.04(g) shall not require any Affiliate Purchaser to offer to purchase any Term Loans.

For avoidance of doubt, the foregoing limitations in clauses (f) and (g) of this Section 12.04 shall not be applicable to Affiliated Investor Funds.

12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Trustee or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Trustee or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Trustee or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Trustee or any Lender to any other or further action in any circumstances without notice or demand.

12.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) (including pursuant to Section 4.02(i)) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which (i) require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders and (ii) permit disproportionate payments with respect to the Loans as, and to the extent provided herein.

12.07 Computations. All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days (except for interest calculated by reference to the Prime Lending Rate, which shall be based on a year of 365 or 366 days, as applicable) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY MORTGAGE, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER HOLDINGS OR THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER HOLDINGS OR THE BORROWER. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO HOLDINGS OR THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE

ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS OR THE BORROWER IN ANY OTHER JURISDICTION.

(b) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

12.10 Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which Holdings, the Borrower, the Administrative Agent, the Lead Arranger and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give Holdings, the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

12.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Restricted Subsidiaries of the Borrower may be released from, the Subsidiaries Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than, except with respect to following clause (i), a Defaulting Lender) (with Obligations being directly affected in the case of following clauses (i)(y) and (vi) or whose Obligations are being extended in the case of following clause (i)(x)) in each case in lieu of the consent of the Required Lenders, (i)(x) extend the final scheduled maturity of any Loan or Note, (y) or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 12.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 12.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the B Term Loans on the Effective Date), (iv) reduce the “majority” voting threshold specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of B Term Loans are included on the Effective Date), (v) consent to the assignment or transfer by Holdings or the Borrower of any of its rights and obligations under this Agreement or (vi) amend, modify or waive any provision of Section 12.06, except in connection with an amendment that provides for a prepayment of Loans by the Borrower (offered ratably to all Lenders with Loans under the applicable Tranche) at a discount to par on terms and conditions approved by the Administrative Agent and the Required Lenders; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or a mandatory repayment of Loans shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, (3) [Reserved], (4) except in cases where additional extensions of term loans and/or revolving loans are being afforded substantially the same treatment afforded to the B Term Loans pursuant to this Agreement on the Effective Date, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.02(f) (it being understood, however, that (x) the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (y) any conversion of any Tranche of Loans into another Tranche of Loans hereunder in like principal amount shall not be considered a “prepayment” or “repayment” for purposes of this clause (4)), (5) without the consent of the Majority Lenders of the respective Tranche affected thereby, amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date), or (6) reduce the amount of, or extend the date of, any Scheduled Term Loan Repayment without the consent of each affected Lender.

(b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination, provided that, unless Loans which are repaid pursuant to the foregoing are immediately replaced in full at such time through the addition of new Lenders or the increase of the outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the foregoing, the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that the Borrower shall not have the right to replace a Lender or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 12.12(a).

(c) Notwithstanding the foregoing, (x) any provision of this Agreement may be amended by an agreement in writing entered into by Holdings, the Borrower, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment (including pursuant to an assignment to a replacement Lender in accordance with Section 12.04) in full of this principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement and (y) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(d) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrower and the Lenders providing the relevant Replacement Term Loans (notwithstanding Section 2.07 or 12.06) to permit the refinancing of all outstanding Term Loans of any Tranche (the “Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (the “Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, as the case may be, (b) the Effective Yield with respect to such Replacement Term Loans shall not be greater than the Effective Yield with respect to such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans), and (d) all other terms applicable to such Replacement Term Loans shall reflect market conditions at the time of incurrence but be substantially similar to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

(e) Notwithstanding anything to the contrary contained in this Section 12.12, (x) Security Documents (including any Additional Security Documents) and related documents executed by Restricted Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Security Document or other document to be consistent with this Agreement and the other Credit Documents and (y) if following the Effective Date, the Administrative Agent and any Credit Party shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents (other than the Security Documents), then the Administrative Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents.

(f) Notwithstanding anything to the contrary contained in this Section 12.12, the Borrower, the Administrative Agent and each Lender agreeing to make Incremental Term Loans may, in accordance with the provisions of Section 2.14, enter into an Incremental Amendment without the consent of the Required Lenders, provided that after the execution and delivery by the Borrower, the Administrative Agent and each such Lender of such Incremental Amendment, such Incremental Amendment may thereafter only be modified in accordance with the requirements of Section 12.12(a).

(g) Notwithstanding anything to the contrary contained in this Section 12.12 or elsewhere in this Agreement, Lenders that are Affiliated Investor Funds shall not be permitted, in the aggregate, to account for more than 49% of the amounts includable in determining whether the “Majority Lenders” or “Required Lenders” have consented to any amendment, modification, waiver, consent or other action that is subject to such vote. The voting power of each Lender that is an Affiliated Investor Fund shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.

12.13 Survival. All indemnities (other than those provided under Section 4.04) set forth herein including, without limitation, in Sections 2.10, 2.11, 11.06 and 12.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

12.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

12.15 Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 12.15, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register upon and only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Upon such acceptance and recordation, the assignee specified therein shall be treated as a Lender for all purposes of this Agreement. Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.15 except to the extent caused by the Administrative Agent’s gross negligence, bad faith or willful misconduct.

12.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 12.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of Holdings (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 12.16 to the same extent as such Lender) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 12.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Trustee, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 12.16 and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender so long as such prospective or actual transferee or participant is an Eligible Transferee, provided that such prospective transferee or participant agrees to be bound by the confidentiality provisions contained in this Section 12.16; provided further that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrower of any (i) request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of non-public information or (ii) disclosure required by any subpoena or similar legal process, in each case prior to disclosure of such information in a reasonable period of time to enable the Borrower to contest such disclosure or seek appropriate protective orders and such Lenders shall reasonably cooperate with the Borrower in an effort to obtain such orders; and provided, further that in no event shall any Lender disclose any confidential information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document to any Competitor of Holdings or any of its Subsidiaries.

(b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to Holdings or any of its Restricted Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings and its Restricted Subsidiaries), provided such Persons shall be subject to the provisions of this Section 12.16 to the same extent as such Lender.

12.17 Lien Sharing and Priority Confirmation. The Administrative Agent agrees for itself and on behalf of the Lenders, and each Lender shall be deemed to agree:

(a) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and each existing and future Parity Lien Representative, that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Borrower or any Guarantor to secure the Obligations, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt, and each existing and future Parity Lien Representative and Junior Lien Representative, that the Administrative Agent and the Lenders are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from enforcement of Parity Liens;

(c) for the enforceable benefit of all holders of each existing and future Series of Permitted Priority Debt and each existing and future Permitted Priority Lien Representative, that the Administrative Agent and the Lenders are bound by the provisions of the Intercreditor Agreement (whether then in existence or thereafter entered into), including the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens as set forth therein; and

(d) to consent to and direct the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Obligations (including the Intercreditor Agreement).

Upon the full and final payment and performance of all Obligations of the Borrower under this Agreement, the Administrative Agent will, at the request of the Borrower, deliver a certificate to the Collateral Trustee stating that such Obligations have been paid in full, and instruct the Collateral Trustee to release the Liens pursuant to this Agreement.

12.18 Patriot Act.

Each Lender subject to the USA PATRIOT ACT (Title III of Pub. Law 107-56 (signed into law October 26, 2001)) (as amended from time to time, the “Act”) hereby notifies Holdings and the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Holdings, the Borrower and the other Credit Parties and other information that will allow such Lender to identify Holdings, the Borrower and the other Credit Parties in accordance with the Act.

12.19 [Reserved.]

12.20 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

12.21 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Credit Party or any other obligor under any of the Credit Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Credit Party, unless expressly provided for herein or in any other Credit Document, without the prior written consent of the Administrative Agent. The provisions of this Section 12.21 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Credit Party.

SECTION 13. Holdings Guaranty.

13.01 Guaranty. In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, and the entering into of such Interest Rate Protection Agreements, Holdings hereby agrees with the Guaranteed Creditors as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holdings, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Holdings Guaranty or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

13.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

13.03 Nature of Liability. The liability of Holdings hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on (unless such payment satisfies the Guaranteed Obligations in full) or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 12.05, or (g) any invalidity, irregularity or enforceability of all or any part of the Guaranteed Obligations or of any security therefor.

13.04 Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

13.05 Authorization. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder (except to the extent the same constitutes satisfaction in full of the Guaranteed Obligations), from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Holdings Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered (so long as otherwise undertaken in accordance with this Agreement);

(b) in each case, in accordance with and to the extent permitted by the Security Documents, take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, the Borrower, other Credit Parties or other obligors;

(e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement any of such other instruments or agreements (so long as otherwise undertaken in accordance with this Agreement); and/or

(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Holdings Guaranty.

13.06 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of Holdings or any of its Restricted Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

13.07 Subordination. Any indebtedness of the Borrower now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Collateral Trustee for the benefit of the holders of Parity Lien Obligations, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Holdings Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any such indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

13.08 Waiver. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment of the Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of the Borrower, Holdings, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment of the Guaranteed Obligations to the extent of such payment. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent or any other Guaranteed Creditor, and the Collateral Trustee may, at its election, foreclose on any security held by it, in each case by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors or the Collateral Trustee, respectively, may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors or the Collateral Trustee, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

(b) Holdings waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise Holdings of information known to them regarding such circumstances or risks.

(c) Until such time as the Guaranteed Obligations have been paid in full in cash, Holdings hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against the Borrower or any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other guarantor which it may at any time otherwise have as a result of this Holdings Guaranty.

(d) Holdings warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

13.09 Payments. All payments made by Holdings pursuant to this Section 13 shall be made in Dollars and will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03 and 4.04.

13.10 Maximum Liability. It is the desire and intent of Holdings and the Guaranteed Creditors that this Holdings Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Holdings Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Holdings’ obligations under this Holdings Guaranty shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

LEAP WIRELESS INTERNATIONAL, INC., as a Guarantor

By:
Name:
Title:

CRICKET COMMUNICATIONS, INC., as Borrower

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually and as Administrative Agent

By:
Name:
Title:

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, LEAP WIRELESS INTERNATIONAL, INC., A DELAWARE CORPORATION, CRICKET COMMUNICATIONS, INC., A DELAWARE CORPORATION, THE LENDERS PARTY HERETO FROM TIME TO TIME AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

By:
Name:
Title:

LENDER ADDRESSES

Lender	Address
Deutsche Bank Trust Company Americas	5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attention: Maxeen Jacques
Telephone: 904-527-6411
Telecopier No: 732-380-3355
Attention: Anca Trifan
Telephone: 212-250-6159
Telecopier No: 212-797-5695

ANNEX B

FORM OF C TERM NOTE

$	New York, New York

,

FOR VALUE RECEIVED, CRICKET COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to [            ] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Credit Agreement referred to below) initially located at [            ] on the C Term Loan Maturity Date (as defined in the Credit Agreement) the principal sum of             DOLLARS ($            ) or, if less, the unpaid principal amount of all C Term Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each C Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Agreement.

This Note is one of the C Term Notes referred to in the Credit Agreement, dated as of October 10, 2012, among Leap Wireless International, Inc., the Borrower, the lenders from time to time party thereto (including the Lender) and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”) and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). This Note is secured by the Security Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Guaranties (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the C Term Loan Maturity Date, in whole or in part, and C Term Loans may be converted from one Type (as defined in the Credit Agreement) into another Type to the extent provided in the Credit Agreement.

In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the unpaid balance of the principal of and accrued and unpaid interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

CRICKET COMMUNICATIONS, INC.

By:
Name:
Title:

ANNEX C

CONSENT AND REAFFIRMATION

Reference is made to (i) that certain Credit Agreement, dated as of October 10, 2012 (the “Credit Agreement”), among Leap Wireless International, Inc., a Delaware corporation (“Holdings”), Cricket Communications, Inc. (the “Borrower”), various lenders party thereto (the “Lenders”) , and Deutsche Bank Trust Company Americas (“DBTCA”), as Administrative Agent (in such capacity, the “Administrative Agent”), (ii) Amendment No. 1 to Credit Agreement and Subsidiaries Guaranty, dated as of March 8, 2013 (collectively, the “First Amendment”), among Holdings, the Borrower, the C Term Loan Lenders (as defined therein), various other Lenders, the Administrative Agent and DBTCA, as a Secured Bank Debt Representative and (iii) that certain Collateral Trust Agreement, dated as of June 5, 2009, among the Borrower, the Guarantors (as defined therein) from time to time party thereto, DBTCA, as the Secured Bank Debt Representative, Wilmington Trust FSB, as Trustee and Collateral Trustee, and the other parties thereto (the “Collateral Trust Agreement”). Capitalized terms used but not otherwise defined in this Consent and Reaffirmation (this “Consent”) are used with the meanings attributed thereto in the First Amendment.

Each Credit Party hereby consents to the execution, delivery and performance of the First Amendment, the Credit Agreement (as modified by the First Amendment) and the Subsidiaries Guaranty (as modified by the First Amendment) and agrees that (i) each reference to the Credit Agreement in the Credit Documents shall, on and after the First Amendment Effective Date, be deemed to be a reference to the Credit Agreement as amended by the First Amendment on the First Amendment Effective Date, (ii) each reference to the Credit Agreement and the Subsidiaries Guaranty in the Credit Documents shall, on and after the Secured Note Redemption Date, be deemed to be a reference to the Credit Agreement or the Subsidiaries Guaranty, as the case may be, as amended by the First Amendment on the Secured Note Redemption Date.

Each Guarantor hereby acknowledges and agrees that, after giving effect to the First Amendment, (x) all of its respective obligations and liabilities under the Credit Documents to which it is a party are reaffirmed and ratified, and remain in full force and effect and (y) that the C Term Loans shall constitute (and be included in the definition of) “Guaranteed Obligations”, as applicable, under each Guaranty of such Guarantor.

After giving effect to the First Amendment, each Credit Party reaffirms and ratifies each Lien granted by it to the Collateral Trustee for the benefit of the Secured Parties (as defined in the Security Agreement) under each of the Credit Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Credit Agreement (as amended by the First Amendment), and shall continue to secure the “Secured Obligations” and the “Parity Lien Obligations” (as defined in the Security Agreement and the Collateral Trust Agreement, respectively) and the C Term Loans shall be included in each such definition, in each case, on and subject to the terms and conditions set forth in the Credit Agreement (as amended by the First Amendment) and the other Credit Documents.

This Consent shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York.

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of this                         day of March 2013.

LEAP WIRELESS INTERNATIONAL, INC., as Holdings

By:
Name:
Title:

CRICKET COMMUNICATIONS, INC., as Borrower

By:
Name:
Title:

CRICKET LICENSE COMPANY, LLC, as Subsidiary Guarantor

By:
Name:
Title:

Signature Page to Consent and Reaffirmation

Schedule 1

C Term Loan Commitments

Name of Institution	C Term Loan Commitment
Deutsche Bank Trust Company Americas	$641,250,000
Bank of America, N.A.	$427,500,000
UBS Loan Finance LLC	$213,750,000
Citibank, N.A.	$142,500,000